SUBLEASE
                                    --------


1.   PARTIES.
     This Sublease, dated May 16, 2002 is made between DHR International, Inc., an Illinois Corporation ("Sublessor"), and Transworld Benefits, Inc., a Nevada Corporation ("Sublessee").

2.   MASTER  LEASE.
     Sublessor is the tenant under a written lease dated February 14, 2000 (the "Master Lease"), wherein World Trade Center Building, Inc., a Corporation (as "Lessor"), leased to Enterprise Profit Solutions Corporation (as "Lessee") 3,875 rentable square feet at 18201 Von Karman Avenue, Suite 1170, Irvine, California. The Lease was assigned to DHR International, Inc. The Master Lease, as amended and assigned shall be collectively referred to herein as the "Lease" and is attached as Exhibit "A" to this Sublease. All capitalized terms referred to herein shall have the meanings given to them in the Lease unless otherwise specified herein.

3.   PREMISES.
     Sublessor hereby Subleases to Sublessee on the terms and conditions set forth in this Sublease the entire Premises of 3,875 rentable square feet as described above (the "Premises").

4.   WARRANTY BY SUBLESSOR.
     Sublessor warrants and represents to Sublessee that to Sublessor's actual knowledge, Sublessor is not now, and as of the commencement of the Sublease Term hereof will not be, in default or breach of any of the provisions of the Lease, and that Sublessor has no knowledge of any claim by Lessor that Sublessor is in default or breach of any of the provisions of the Lease.

5.   TERM.
     The "Sublease Term" shall be for the remainder of the Lease Term expiring March 14, 2005. The Sublease Term shall commence on the date ("Commencement Date") which is the date of delivery of the Premises by Sublessor to Sublessee, estimated to be July 1, 2002 and (ii) the date upon which Lessor consents to this Sublease. Notwithstanding the foregoing, if Sublessor has not delivered Possession to Sublessee by August 1, 2002, then at any time thereafter and before delivery of possession of the Premises to Sublessee, Sublessee may give written notice to Sublessor of Sublessee's intention to cancel this Sublease. Said notice shall set forth an effective date for such cancellation which shall be at least ten (10) days after delivery of said notice to Sublessor. If Sublessor delivers possession to Sublessee on or before such effective date this Sublease shall remain in full force and effect. If Sublessor fails to deliver possession to Sublessee on or before such effective date, this Sublease shall be cancelable by Sublessee, in which case all consideration previously paid by Sublessee to Sublessor on account of this Sublease shall be returned to Sublessee, this Sublease shall thereafter be of no further force or effect, and Sublessor shall have no further liability to Sublessee on account of such delay or cancellation.

6.   RENT  AND  SECURITY  DEPOSIT.
     Sublessee shall pay to Sublessor as Rent, without deduction, offset, notice or demand, at a location to be provided in writing to Sublessee, the sum of $8,559.25 per month, on the first day of each month of the Sublease Term. If Sublessee fails to pay any installment of rent within five days of when due or if Sublessee fails to make any other payment for which Sublessee is obligated under this Sublease within five days of when due, such late amount will accrue charges in the same manner and amount as provided in
     Section 22 (f) of the Lease. The Rent shall increase on the first day of the seventeenth month of the Sublease Term to $8,946.75. The Sublessee shall pay to Sublessor upon execution of this Sublease $25,677.75 as Rent for months one, two and three of the Sublease Term and an additional $26,840.25 as a Security Deposit to be held by Sublessor and treated in the same manner as is outlined in Section 7 of the Lease. If the Sublease Term begins on a day other than the first day of a month, the Rent for the partial months shall be prorated on a per diem basis based on the actual number of days in the month in which the Sublease commences. Additional provisions:

     - Sublessee shall pay the Operating Expenses and Taxes associated with the Premises and the Project above the 2002 Base Year. These payments shall be made by Sublessee to Sublessor. The method of calculating and paying Operating Expenses and Taxes shall be per the Lease.
     - Sublessee shall take the Premises on an "AS-IS" basis. Sublessor shall leave the Premises in good working order.
     - Sublessee shall be allowed to install signage per the Lease adjacent to the Premises' entry and on all common area suite identification where applicable, subject to the approval of Landlord.
     - Sublessee shall have the right to further sublease or assign any portion of the Premises subject to the applicable terms in the Lease, and subject to the prior reasonable written consent of Sublessor and Lessor, which consent shall be requested and granted or denied in accordance with the applicable terms of the Lease.

7.   OTHER  PROVISIONS  OF  SUBLEASE.
     All applicable terms and conditions of the Lease are incorporated into and made a part of this Sublease as if Sublessor were the Lessor, as applicable, thereunder, and Sublessee the Lessee thereunder. Sublessee assumes and agrees to perform all of the Lessee's obligations under the Lease during the Sublease Term to the extent that such obligations are applicable to the Premises, except that the obligation to pay rent to Lessor under the Lease shall be considered performed by Sublessee by its payment to Sublessor of the amounts set forth in Section 6 of this Sublease. Sublessee shall cause Sublessor to be named as an additional insured on the policies of insurance required to be maintained by Sublessee pursuant to Section 19 of the Lease. Sublessee shall not commit or suffer any act or omission that will violate any of the provisions of the Lease or Sublessee. If Sublessee shall be in default under this Sublease, Sublessor will be entitled to exercise any of the remedies provided for in Section 22 of the Lease. Notwithstanding anything to the contrary contained in this Sublease, Sublessee agrees that performance by Sublessor of its obligations hereunder are conditional upon due performance by the Lessor of its obligations under the Lease, and Sublessor shall not be liable to Sublessee for any default of the Lessor under the Lease. Sublessee shall not have any claim against Sublessor by reason of the Landlord's failure or refusal to comply with any of the provisions of the Lease, as applicable, unless such failure or refusal is a result of Sublessor's act or failure to act. Sublessor shall exercise due diligence in attempting to cause Lessor to perform its obligations under the Lease for the benefit of Sublessee. Notwithstanding the foregoing, if the Lease gives Sublessor any right to terminate the Lease in the event of the partial or total damage, destruction, or condemnation of the Premises or the building or project of which the Premises are a part, the exercise of such right by Sublessor shall not constitute a default or breach hereunder.

8.   ATTORNEYS'  FEES.
     If either Sublessor or Sublessee shall commence legal action against the other arising out of or in connection with this Sublease, the prevailing party shall be entitled to recover its costs of suit and reasonable attorneys' fees.

9.   INDEMNITY.
     Sublessee hereby agrees to protect, defend, indemnify and hold Sublessor harmless from and against any and all liabilities, claims, expenses, losses and damages, including, without limitation, reasonable attorneys' fees and disbursements, which may at any time be asserted against Sublessor by (a) the Lessor for failure of Sublessee to perform any of the covenants, agreements, terms, provisions or conditions contained in the Lease which by reason of the provisions of this Sublease Sublessee is obligated to perform, or (b) any person by reason of Sublessee's use and/or occupancy of the Premises. The provisions of this Section 9 shall survive the expiration or earlier termination of the Lease and/or this Sublease, except to the extent any of the foregoing is caused or by the negligence of Sublessor.

10.  CANCELLATION  OF  LEASE.
     In the event of the cancellation or termination of the Lease for any reason whatsoever or of the involuntary surrender of the Lease by operation of law prior to the expiration date of this Sublease, Sublessee agrees to make full and complete attornment to the Lessor under the Lease for the balance of the Sublease Term and upon the then executory terms hereof at the option of the Lessor at any time during Sublessee's occupancy of the Premises, which attornment shall be evidenced by an agreement in form and substance reasonably satisfactory to the Lessor. Sublessee agrees to execute and deliver such an agreement at any time within ten (10) business days after request of the Lessor, and Sublessee waives the provisions of any law now or hereafter in effect which may give Sublessee any right of election to terminate this Sublease or to surrender possession of the Premises in the event any proceeding is brought by the Lessor under the Lease to terminate the Lease.

11.  AGENCY  DISCLOSURE.
     Sublessor and Sublessee each warrant that they have dealt with no other real estate broker in connection with this transaction except Arlotti Real Estate Group (Sublessee's Broker") and Corporate Real Estate Advisors ("Sublessor's Broker").

12.  COMMISSION.
     Upon execution of this Sublease, and consent thereto by Lessor, Sublessor shall pay Corporate Real Estate Advisors a real estate brokerage commission in accordance with Sublessor's contract with Sublessor's Broker for the subleasing of the Premises. Sublessor's Broker shall then pay Sublessee's Broker a commission in accordance with their separate agreement and Sublessor's contract with Sublessor's Broker. Sublessor shall have no obligation to Sublessee's Broker other than payment of the commission to Sublessor's Broker.

13.  NOTICES.
     All notices and demands which may or are to be required or permitted to be given by either party on the other hereunder shall be in writing in the manner set forth in Section 9 of the Lease. All notices and demands by the Sublessor to Sublessee shall be mailed to the Sublessee at the Premises, or to such other place as Sublessee may from time to time designate in a notice to the Sublessor. All notices and demands by the Sublessee to Sublessor shall be mailed to the Sublessor at DHR International, Inc., Suite 2220, 10 South Riverside Plaza, Chicago, IL 60606, Attention: Gloria Seghi, and/or to such other person or place as a the Sublessor may from time to time designate in a notice to the Sublessee. In the event Sublessee receives a notice of default under the Lease, Sublessee will provide a copy of such notice to Sublessor within three (3) days after Sublessee's receipt thereof.

14.  FURNITURE.
     Sublessee shall have the use of the furniture currently located within the Premises during the Sublease Term. Sublessee shall surrender the Premises and furniture to Sublessor in the same condition as received, normal wear and tear excepted, at the expiration or earlier termination of this Sublease. An inventory of furniture is attached as Exhibit "B".

15.  TELEPHONE  SYSTEM.
     Sublessee shall have the use of the existing telephone system located within the Premises during the Sublease Term. Sublessee shall surrender the telephone system to Sublessor in the same condition as received, normal wear and tear excepted, at the expiration or earlier termination of this Sublease. A description and an inventory of the equipment and services comprising the telephone system is attached as Exhibit "C".

16.  APPROVAL  BY  LESSOR.
     This Sublease is conditioned upon Sublessor's receipt in writing of Lessor's Consent to this Sublease.


     SUBLESSOR:                                 SUBLESSEE:

     By:                                        By:  Transworld Benefits, Inc.
          --------------------------------      --------------------------------
     Name:                                      Name:/s/  Charles C. Seven
          --------------------------------      --------------------------------
     Title:                                     Title:  Chairman/CEO
          --------------------------------      --------------------------------
     Date:                                      Date:  08-07-02
          --------------------------------      --------------------------------

                                    Exhibit A
                                    ---------

                              OFFICE BUILDING LEASE

                                     BETWEEN

                        WORLD TRADE CENTER BUILDING, INC.

                                    LANDLORD

                                       AND

                     ENTERPRISE PROFIT SOLUTIONS CORPORATION

                                     TENANT

                                TABLE OF CONTENTS
                                -----------------

                                                                Page
                                                                ----

1.   BASIC LEASE TERMS . . . . . . . . . . . . . . . . . . . .     1
2.   PREMISES AND COMMON AREAS . . . . . . . . . . . . . . . .     3
3.   TERM. . . . . . . . . . . . . . . . . . . . . . . . . . .     3
4.   POSSESSION. . . . . . . . . . . . . . . . . . . . . . . .     3
5.   RENT. . . . . . . . . . . . . . . . . . . . . . . . . . .     4
6.   OPERATING EXPENSES. . . . . . . . . . . . . . . . . . . .     4
7.   SECURITY DEPOSIT. . . . . . . . . . . . . . . . . . . . .     5
8.   USE . . . . . . . . . . . . . . . . . . . . . . . . . . .     5
9.   NOTICES . . . . . . . . . . . . . . . . . . . . . . . . .     6
10.  BROKERS . . . . . . . . . . . . . . . . . . . . . . . . .     6
11.  SURRENDER; HOLDING OVER . . . . . . . . . . . . . . . . .     6
12.  TAXES ON TENANTS PROPERTY . . . . . . . . . . . . . . . .     7
13.  ALTERATIONS . . . . . . . . . . . . . . . . . . . . . . .     7
14.  REPAIRS . . . . . . . . . . . . . . . . . . . . . . . . .     8
15.  LIENS . . . . . . . . . . . . . . . . . . . . . . . . . .     9
16.  ENTRY BY LANDLORD . . . . . . . . . . . . . . . . . . . .     9
17.  UTILITIES AND SERVICES. . . . . . . . . . . . . . . . . .     9
18.  ASSUMPTION OF RISK AND INDEMNIFICATION. . . . . . . . . .    10
19.  INSURANCE . . . . . . . . . . . . . . . . . . . . . . . .    11
20.  DAMAGE OR DESTRUCTION . . . . . . . . . . . . . . . . . .    12
21.  EMINENT DOMAIN. . . . . . . . . . . . . . . . . . . . . .    13
22.  DEFAULTS AND REMEDIES . . . . . . . . . . . . . . . . . .    14
23.  LANDLORD DEFAULT. . . . . . . . . . . . . . . . . . . . .    16
24.  ASSIGNMENT AND SUBLETTING . . . . . . . . . . . . . . . .    16
25.  SUBORDINATION . . . . . . . . . . . . . . . . . . . . . .    18
26.  ESTOPPEL CERTIFICATE. . . . . . . . . . . . . . . . . . .    18
27.  BUILDING PLANNING . . . . . . . . . . . . . . . . . . . .    18
28.  RULES AND REGULATIONS . . . . . . . . . . . . . . . . . .    19
29.  MODIFICATION AND CURE RIGHTS OF LANDLORD'S MORTGAGEES AND
     LESSORS . . . . . . . . . . . . . . . . . . . . . . . . .    19
30.  DEFINITION OF LANDLORD. . . . . . . . . . . . . . . . . .    19
31.  WAIVER. . . . . . . . . . . . . . . . . . . . . . . . . .    19
32.  PARKING . . . . . . . . . . . . . . . . . . . . . . . . .    20
33.  FORCE MAJEURE . . . . . . . . . . . . . . . . . . . . . .    21
34.  SIGNS . . . . . . . . . . . . . . . . . . . . . . . . . .    21
35.  LIMITATION ON LIABILITY . . . . . . . . . . . . . . . . .    21
36.  FINANCIAL STATEMENTS. . . . . . . . . . . . . . . . . . .    21


                                      -2-

37.  QUIET ENJOYMENT . . . . . . . . . . . . . . . . . . . . .    21
38.  MISCELLANEOUS . . . . . . . . . . . . . . . . . . . . . .    22
39.  EXECUTION OF LEASE. . . . . . . . . . . . . . . . . . . .    22


EXHIBITS:
A-I   Site Plan
A-II  Outline of Floor Plan of Premises
B     Rentable Square Feet
C     Work Letter Agreement
D     Notice of Lease Term Dates and Tenant's Percentage
E     Definition of Operating Expenses
F     Standards for Utilities and Services
G     Estoppel Certificate
H     Rules and Regulations

                              OFFICE BUILDING LEASE

THIS OFFICE BUILDING LEASE ("LEASE") IS ENTERED INTO AS OF THE 14TH DAY OF FEBRUARY 2000 BY AND BETWEEN WORLD TRADE CENTER BUILDING, INC., A CORPORATION ("LANDLORD"), AND ENTERPRISE PROFIT SOLUTIONS CORPORATION, A DELAWARE CORPORATION ("TENANT").

1) BASIC LEASE TERMS. For purposes of this Lease, the following terms have the following definitions and meanings:
     a)   LANDLORD: WORLD TRADE CENTER BUILDING, INC., a corporation
     b) LANDLORD'S ADDRESS (FOR NOTICES): c/o CB Richard Ellis, 18500 Von Karman, Suite 120, Irvine, California 92612 Attention: 18201 Building Manager

Or such other place as Landlord may from time to time designate to Tenant

     c) TENANT: ENTERPRISE PROFIT SOLUTIONS CORPORATION, a Delaware corporation

     d) TENANT'S ADDRESS (FOR NOTICES): Before the commencement date: 10 South Riverside Plaza, Suite 2220, Chicago, Illinois 60606; Attention: Chief Operating Officer, and after the Commencement Date, to the Premises;
          Attention: Chief Operating Officer, or such other place as Tenant may from time to time designate by notice to Landlord.

     e) DEVELOPMENT/PROJECT: The parcel(s) of real property commonly known as Koll Center Irvine and located in the City of Irvine, (the "City"), County of Orange (the "County"), State of California ("State"), as shown on the site plan attached hereto as Exhibit "A-1".

     f) BUILDING: An Eleven (11) story office building located within the Development, which Building contains approximately 219,678 Rentable Square Feet (subject to adjustment as provided in Exhibit "B") with the street address of 18201 Von Karman, Irvine, California 92612.

     g) PREMISES: Those certain premises known as Suite 1170 as generally shown on the floor plan attached hereto as Exhibit "A-II"), located on the eleventh (11) floor of the Building, which Premises contains approximately 3,875 Rentable Square Feet and 3,413 Usable Square Feet (subject to adjustments as provided in Exhibit "B" and Exhibit "D").

     h) TENANT'S PERCENTAGE: Tenant's percentage of the Building on a Rentable Square Foot basis, which initially is 1.7639%, subject to final determination as provided in Exhibit "B" and Exhibit "D".

     i)   TERM: Five (5) Lease Years

     j)   ESTIMATED COMMENCEMENT DATE: March 15, 2000. Estimated Expiration
          Date: March 14, 2005.

     k) COMMENCEMENT DATE: The date on which the Term of this Lease will commence as determined in accordance with the provisions of Exhibit "B" and Exhibit "D".

     l) INITIAL MONTHLY BASE RENT: $9,300.00 ($2.40.RSF/mo.), subject to adjustment as provided in Subparagraph 1(m) below and as otherwise provided in this Lease.

     m) ADJUSTMENTS TO MONTHLY BASE RENT: Monthly Base Rent will be adjusted in accordance with the following:

           LEASE YEAR               MONTHLY BASE RENT
              1                     $9,300.00 ($2.40/RSF/mo.)
              2                     $9,493.75 ($2.45/RSF/mo.)
              3                     $9,687.50 ($2.50/RSF/mo.)
              4                     $9,881.25 ($2.55/RSF/mo.)
              5                     $10,075.00 ($2.60/RSF/mo.)

     n) OPERATING EXPENSE ALLOWANCE: Operating Expense Allowance means that portion of Tenant's Percentage of Operating Expenses as described in Paragraph 6 below which Landlord has included in Monthly Base Rent, which, or purposes of this Lease, will be an amount equal to Tenant's Percentage of Operating Expenses for the 2000 calendar base year.

     o)   SECURITY DEPOSIT: $11,082.50

     p) TENANT IMPROVEMENTS: All tenant improvements installed or to be installed by Landlord or Tenant within the Premises to prepare the Premises for occupancy pursuant to the terms of the Work Letter Agreement attached hereto as Exhibit "C".

     q) TENANT IMPROVEMENT ALLOWANCE: $10.00 per Usable Square Foot of the Premises, to be applied as provided in the Work Letter Agreement attached hereto as Exhibit "C".

     r)   PERMITTED USE: General office space

     s) PARKING: Up to fourteen (14) unreserved employee parking spaces at the rate per stall per month of $50.00 for the original Term of this Lease; so long as Tenant is not in default under this Lease, Tenant may convert up to four (4) spaces to reserved parking at the rate of $100.00 per stall per month for the original Term of this Lease; subject to the terms and conditions of Paragraph 32 below and the Rules and Regulations regarding parking contained in Exh ibit "H". Charges for parking will be invoiced to Tenant at the Premises.

     t) BROKER(S): CB Richard Ellis, representing Landlord, and The Staubach Company, representing Tenant.

     u)   GUARANTOR(S): As of the date of this Lease, there are no Guarantors.

     v) INTEREST RATE: shall mean the greater of ten percent (10%) per annum or two percent (2%) in excess of the prime lending or reference rate of Wells Fargo Bank N.A. or any successor bank in effect on the twenty-fifth (25th) day of the calendar month immediately prior to the event giving rise to the Interest Rate imposition; provided, however, the Interest Rate will in no event exceed the maximum interest rate permitted to be charged by applicable law.

     w) Exhibits "A-I" through "H", inclusive, which Exhibits are attached to this Lease and incorporated herein by this reference. As provided in Paragraph 3 below, a completed version of Exhibit "D" will be delivered to Tenant after Landlord delivers possession of the Premises to Tenant.

     x) ADDENDUM PARAGRAPHS: 40 through 41, inclusive, which Addendum Paragraphs are attached to this Lease and incorporated herein by this reference.

This Paragraph 1 represents a summary of the basic terms and definitions of this Lease. In the event of any inconsistency between the terms contained in this Paragraph 1 and any specific provision of this Lease, the terms of the more specific provision shall prevail.

2)   PREMISES AND COMMON AREAS

     a) PREMISES: Landlord hereby leases to Tenant and Tenant hereby leases from Landlord the Premises as improved or to be improved with the Tenant Improvements described in the Work Letter Agreement, a copy of which is attached hereto as Exhibit "C".
     b) MUTUAL COVENANTS: Landlord and Tenant agree that the letting and hiring of the Premises is upon and subject to the terms, covenants and conditions contained in this Lease and each party covenants as a material part of the consideration for this Lease to keep and perform their respective obligations under this Lease.
     c) TENANT'S USE OF COMMON AREAS: During the Term of this Lease, Tenant shall have the nonexclusive right to use in common with Landlord and all persons, firms and corporations conducting business in the Development and their respective customers, guests, licensees, invitees, subtenants, employees and agents (collectively "Development Occupants"), subject to the terms of this Lease, the Rules and Regulations referenced in Paragraph 32 below and all covenants, conditions and restrictions now or hereafter affecting the Development, the following common areas of the Building and/or the Development (collectively, the "Common Areas");
          i) The Building's common entrances, hallways, lobbies, public restrooms on multi-tenant floors, elevators, stairways and access ways, loading docks, ramps, drives and platforms and any passageways and service ways thereto, and the common pipes, conduits, wires and appurtenant equipment within the Building which serve the Premises (collectively "Building Common Areas");
          ii) The parking facilities of the Development which serve the Building (subject to the provisions of Exhibit "H"), loading and unloading areas, trash areas, roadways, sidewalks, walkways, parkways, driveways, landscaped areas, plaza areas, fountains and similar areas and facilities situated within the Development and appurtenant to the Building which are not reserved for the exclusive use of any Development Occupants (collectively, "Development Common Areas").
     d) LANDLORD'S RESERVATION OF RIGHTS. Provided Tenant's use of and access to the Premises and parking to be provided to Tenant under this Lease is not interfered with in an unreasonable manner, Landlord reserves for itself and for all other owner(s) and operator(s) of the Development Common Areas and the balance of the Development, the right from time to time to: (i) install; use, maintain, repair, replace, and relocate pipes, ducts, conduits, wires and appurtenant meters and equipment above the ceiling surfaces, within the walls and in the central core areas of the Building;
     (ii) make changes to the design and layout of the Development, including, without limitation, changes to buildings, driveways, entrances, loading and unloading areas, direction of traffic, landscaped areas and spaces and parking areas; and (iii) use or close temporarily the Building Common Areas, the Development Common Areas and/or other portions of the Development while engaged in making improvements, repairs or alterations to the Building, the Development, or any portion thereof.

3) TERM. The term of the Lease ("Term") will be for the period designated in Subparagraph 1(i), commencing on the Commencement Date, and ending on the last day of the month in which the expiration of such period occurs, including any extensions of the Term pursuant to any provision of this Lease or written agreement of the parties. Each consecutive twelve (12) month period of the Term of this Lease, commencing on the Commencement date, will be referred to herein as a "Lease Year". Landlord's Notice of Lease Term Dates and Tenant's Percentage ("Notice"), in the form of Exhibit "D" attached hereto, will set forth the Commencement Date, the date upon which the Term of this Lease shall end, the Rentable Square Feet within the Premises and the Building, and Tenant's Percentage and will be delivered to Tenant after Landlord delivers possessions of the Premises to Tenant. The Notice will be binding upon Tenant unless Tenant objects to the Notice in writing within five (5) days of Tenant's receipt of the Notice.

4)   POSSESSION
     a) DELIVERY OF POSSESSION. Landlord agrees to deliver possessions of the Premises to Tenant in accordance with the terms of the Work Letter Agreement attached hereto as Exhibit "C" , or if no Work Letter Agreement is required for this Lease, then Landlord agrees to deliver possessions of the Premises to Tenant on the Commencement Date. Notwithstanding the foregoing, Landlord will not be obligated to deliver possession of the Premises to Tenant (but Tenant will be liable for rent if Landlord can otherwise deliver the Premises to Tenant) until Landlord has received from Tenant all of the following: (i) a copy of this Lease fully executed by Tenant and the guaranty of Tenant's obligations under this Lease, if any, executed by Guarantor(s); (ii) the Security Deposit and the first installment of Monthly Base Rent; (iii) executed copies of polices of insurance or certificates thereof as required under Paragraph 19 of this Lease (iv) copies of all governmental permits and authorizations, if any, required in connection with Tenant's operation of its business within the Premises; and (v) if Tenant is a corporation or partnership, such evidence of due formation, valid existence and authority as Landlord may reasonably require, which may include, without limitation, a certificate of good standing, certificate of secretary, articles of incorporation, statement of partnership, or other similar documentation.
     b) CONDITION OF PREMISES. Prior to the Commencement Date and in accordance with the Work Letter Agreement attached hereto as Exhibit "C", Landlord and Tenant will jointly conduct a walk-through inspection of the Premises and will jointly prepare a punch-list ("Punch-List") of items required to be installed by Landlord under the Work Letter Agreement which require finishing or correction. The Punch-List will not include any items of damage to the Premises caused by Tenant's move-in or early entry, if permitted, which damage will be corrected or repaired by Landlord, at Tenant's expense or, at Landlord's election, by Tenant, at Tenant's expense. Other than the items specified in the Punch-List, by taking possession of the Premises, Tenant will be deemed to have accepted the Premises in its condition on the date of delivery of possession and to have acknowledged that the Tenant Improvements have been installed as required by the Work Letter Agreement and that there are no additional items needing work or repair. Landlord will cause all items in Punch-List to be repaired or corrected within thirty (30) days following the preparation of the Punch-List or as soon as practicable after the preparation of the Punch-List. Tenant acknowledges that neither Landlord nor any agent of Landlord has made any representation or warranty with respect to the Premises, the Building, the Development or any portions thereof or with respect to the suitability of same for the conduct of Tenant's business and Tenant further acknowledges that Landlord will have no obligation to construct or complete any additional buildings or improvements within the Development.

5)   RENT
     a) MONTHLY BASE RENT. Tenant agrees to pay Landlord the Monthly Base Rent for the Premises (subject to adjustment as hereinafter provided) in advance on the first day of each calendar month during the Term without prior notice or demand, except that Tenant agrees to pay the Monthly Base Rent for the first month of the Term directly to Landlord concurrently with

     Tenant's delivery of the executed Lease to Landlord. If the Term of this Lease commences or ends on a day other than the first day of a calendar month, then the rent for such period will be prorated in the proportion that the number of days this Lease is in effect during such period bears to the number of days this Lease is in effect during such period bears to the number of days in such month. All rent must be paid to Landlord, without any deduction or offset, in lawful money of the United States of America, at the address designated by the Landlord or to such other person or at such other place as Landlord may from time to time designate with writing. Monthly Base Rent will be adjusted during the Term of the Lease as provided in Subparagraph l(m).
     b) ADDITIONAL RENT. All amounts and charges to be paid by Tenant hereunder, including, without limitations, payments for Operating Expenses, Insurance, repairs and parking, will be considered additional rent for purposes of this Lease, and the word "rent" as used in this Lease will include such additional rent unless the context specifically or clearly implies that only Monthly Base Rent is intended.
     c) LATE PAYMENTS. Late payments of Monthly Base Rent and/or any item of additional rent will be subject to interest and a late charge as provided in Subparagraph 22(f) below.
6)   OPERATING EXPENSES:
     a) OPERATING EXPENSES. In addition to Monthly Base Rent, throughout the Term of this Lease, Tenant agrees to pay Landlord as additional rent in accordance with the terms of this Paragraph 6, Tenant's Percentage of Operating Expenses as defined in Exhibit "E" attached hereto to the extent Tenant's Percentage of Operating Expenses exceeds Tenant's Operating Expense Allowance.
     b) ESTIMATE STATEMENT. Prior to the Commencement Date and on or about March 1st of each subsequent calendar year during the Term of this Lease, Landlord will endeavor to deliver to Tenant a statement ("Estimate Statement") wherein Landlord will estimate both the Operating Expenses and Tenant's Operating Expenses for the then current calendar year. If the estimate of Tenant's Percentage of Operating Expenses in the Estimate Statement exceeds Tenant's Operating Expense Allowance, Tenant agrees to pay Landlord as "Additional Rent", one-twelfth (1/12th) of such excess each month thereafter, beginning with the next installment of rent due, until such time as Landlord issues a revised Estimate Statement or the Estimate Statement for the succeeding calendar year; except that, concurrently with the regular monthly rent payment next due following the receipt of each such Estimate Statement, Tenant agrees to pay Landlord an amount equal to one monthly installment of such excess (less any applicable Operating Expenses already paid) multiplied by the number of months from January, in the current calendar year, to the month of such rent payment next due, all months inclusive. If at any time during the Term of this Lease, but not more often than quarterly, Landlord reasonably determines that Tenant's Percentage of Operating Expenses for the current calendar year will be greater than the amount set forth in the then current Estimated Statement, Landlord may issue a revised Estimate Statement, and Tenant agrees to pay Landlord, within ten (10) days of receipt of the revised Estimate Statement, the difference between the amount owed by the Tenant under such revised Estimate Statement and the amount owed by Tenant under the original Estimate Statement for the portion of the then current calendar year which has expired. Thereafter Tenant agrees to pay Tenant's Percentage of Operating Expenses based on such revised Estimate Statement or a new revised Estimate Statement for the new calendar year. In the event Tenant's Percentage of Operating Expenses for any calendar year is less than Tenant's Operating Expense Allowance, Tenant will not be entitled to a credit against any rent, additional rent or Tenant's Percentage of future Operating Expenses payable hereunder. c) ACTUAL STATEMENT. By March 1 of each calendar year during the Term of this Lease (commencing March 1 in the calendar year following the base year for Operating Expenses, if applicable), Landlord will also endeavor to deliver to Tenant a Statement ("Actual Statement") which states the actual Operating Expenses for the preceding calendar year. If the Actual Statement reveals that Tenant's Percentage of the actual Operating Expenses is more than the total Additional Rent paid by the Tenant for Operating Expenses on account of the preceding calendar year, Tenant agrees to pay Landlord the difference in a lump sum within ten (10) days of receipt of the Actual Statement. If the Actual Statement reveals that Tenant's Percentage of the actual Operating Expenses is less than the Additional Rent paid by Tenant for Operating Expenses on account of preceding calendar year, Landlord will credit any overpayment toward to the next monthly installment(s) of Tenant's Percentage of Operating Expenses due under this Lease. d) MISCELLANEOUS. Any delay or failure by Landlord in delivering any Estimate Statement or Actual Statement pursuant to this Paragraph 6 will not constitute a waiver of its right to require an increase in rent nor will it relieve Tenant of its obligations pursuant to this Paragraph 6, except that Tenant will not be obligated to make any payments based on such Estimate Statement or Actual Statement until ten (10) days after receipt of such Estimate Statement or Actual Statement. Even though the Term has expired and Tenant has vacated the Premises when the final determination is made of Tenant's Percentage of the actual Operating Expenses for the year in which the Lease terminates, Tenant agrees to promptly pay any increase due over the Estimated Expenses paid and, conversely, any overpayment made in the event said expenses decrease shall promptly be rebated by Landlord to Tenant. Such obligation will be a continuing one which will survive the expiration or earlier termination of this Lease. Prior to the expiration or sooner termination of the Lease Term and Landlord's acceptance of Tenant's surrender of the Premises Landlord will have the right to estimate the actual Operating Expenses for the then current Lease year and to collect from Tenant prior to Tenant's surrender of the Premises, Tenant's Percentage of any excess of such actual Operating Expenses over the estimated Operating Expenses paid by Tenant in such Lease Year.

7) SECURITY DEPOSIT. Concurrently with Tenant's execution of this Lease, Tenant will deposit with Landlord the Securing Deposit designated in Subparagraph 1(o). The Security Deposit will be held by Landlord as security for the full and faithful performance by Tenant of all of the Terms, covenants, and conditions of this Lease to be kept and performed by Tenant during the Term hereof. If Tenant fully and faithfully performs its obligations under this Lease, including, without limitation, surrendering the Premises upon the expiration or sooner termination of this Lease in compliance with Subparagraph 11(a) below, the Security Deposit or any balance thereof will be returned to Tenant (or, at Landlord's option, to the last assignee of Tenant's interest hereunder) within thirty (30) days following the expiration of the Lease Term or as required under applicable law, provided that Landlord may retain the Security Deposit until such time as any outstanding rent or additional rent amount has been determined and paid in full. The Security Deposit is not, and may not be construed by Tenant to constitute, rent for the last month or any portion thereof. If Tenant defaults with respect to any provisions of this Lease including, but not limited to, the provisions relating to the payment of rent or additional rent, Landlord may (but will not be required to) use, apply or retain all or any part of the Security Deposit for the payment of any rent or any other sum in default, or for the payment of any other amount which Landlord may spend or become obligated to spend by reason of Tenant's default or to compensate Landlord for any loss or damage which Landlord may suffer by reason of Tenant's default. If any portion of the Security Deposit is so used or applied, Tenant agrees, within ten (10) days after Landlord's written demand therefore, to deposit cash with Landlord in an amount sufficient to restore the Security Deposit to its original amount and Tenant's failure to do so shall constitute a default under this Lease. Landlord is not required to keep Tenant's Security Deposit separate from its general funds, and Tenant is not entitled to interest on such Security Deposit. Should Landlord sell its interest in the Premises during the Term hereof and deposit with the purchaser thereof the then unappropriated Security Deposit, Landlord will be discharged from any further liability with respect to such Security Deposit.

8)   USE.
     a) TENANT'S USE OF THE PREMISES. The Premises may be used for the use or uses set forth in Subparagraph 1(r) only, and Tenant will not use or permit the Premises to be used for any other purpose without prior written consent of Landlord, which consent Landlord my withhold in its sole and absolute discretion. Nothing in this Lease will be deemed to give Tenant any exclusive right to such use in the Building or Development.
     b) COMPLIANCE. At Tenant's sole cost and expense, Tenant agrees to procure, maintain and hold available for Landlord's inspection, all governmental licenses and permits required for the proper and lawful conduct of Tenant's business from the Premises, if any. Tenant agrees not to use, alter or occupy the Premises or allow the Premises to be used, altered or occupied in violation of, and Tenant, at its sole cost and expense, agrees to use and occupy the Premises and cause the Premises to be used and occupied in compliance with: (i) any and all laws, statutes, zoning restrictions, ordinances, rules, regulations, orders and rulings now or hereafter in force and any requirements of any insurer, insurance authority or duly constituted public authority having jurisdiction over the Premises, the Building or the Development now or hereafter in force, (ii) the requirements of the Board of Fire Underwriters and any other similar body, (iii) the Certificate of Occupancy issued for the Building, and (iv) any recorded covenants, conditions, restrictions and similar regulatory agreements, if any, which affect the use, occupation or alteration of the Premises, the Building, and/or Development. Tenant agrees to comply with the Rules and Regulations referenced in Paragraph 28 below. Tenant agrees not to do or permit anything to be done in or about the Premises which will in any manner obstruct or interfere with the rights of other tenants or occupants of the Development, or injure or unreasonably annoy them, or use or allow the Premises to be used for any unreasonably objectionable purpose. Tenant agrees to cause, maintain or permit any nuisance or waste in, on, under or about the Premises or elsewhere within the Development. Notwithstanding anything contained in this Lease to the contrary, all transferable development rights related in any way to the Development are and will remain vested in Landlord, and Tenant hereby waives any rights thereto.
     c) HAZARDOUS MATERIALS; Tenant. Except for ordinary and general office supplies typically used in the ordinary course of business within office buildings, such as copier toner, liquid paper, glue, ink and common household cleaning materials (some or all of which may constitute "Hazardous Materials" as defined in this Lease), Tenant agrees not to cause or permit any Hazardous Materials to be brought upon, stored, used, handled, generated, release or disposed of on, in, under or about the Premises, the Building, the Common Areas or any other portion of the Development by Tenant, its agents, employees, subtenants, assignees, licensees, contractors or invitees (collectively, "Tenant's Parties"), without the prior written consent of Landlord, which consent Landlord may withhold in it sole and absolute discretion. Upon the expiration or earlier termination of this Lease, Tenant agrees to promptly remove from the Premises, the Building and the Development at its sole cost and expense, any and all Hazardous Materials, including any equipment or systems containing Hazardous Materials which are installed, brought upon, stored, used, generated or released upon, in, under or about the Premises, the Building, and/or the Development or any portion thereof by Tenant or any of Tenant's Parties. To the fullest extent permitted by law, Tenant agrees to promptly indemnify, protect, defend and hold harmless Landlord and Landlord's partners, officers, directors, employees, agents, successors and assigns (collectively, "Landlord's Indemnified Parties") from and against any and all claims, damages, judgments, suits, causes of action, losses, liabilities, penalties, fines, expenses and costs (including, without limitation, clean-up, removal, remediation and restoration costs, sums paid in settlement of claims, attorney's fees, consultant fees and expert fees and court costs) which arise or result from the presence of Hazardous Materials on, in, under or about the Premises, the Building or any other portion of the Development which Tenant becomes aware of during the Term of the Lease, whether caused or permitted by Tenant or any other persons or entities. In the event of any release of Hazardous Materials caused or permitted by Tenant or any of Tenant's Parties, Landlord shall have the right, but the obligation, to cause Tenant to immediately take all steps Landlord deems necessary or appropriate to remediate such release and prevent any similar future release to the satisfaction of Landlord and Landlord's mortgagee(s). As used in this Lease, the term "Hazardous Materials" shall mean and include any hazardous or toxic materials, substances or wastes as now or hereafter designated under any law, statute, ordinance, rule, regulation, order or ruling of any agency of the State, the United States Government or any local governmental authority, including, without limitation, asbestos, petroleum, petroleum hydrocarbons and petroleum based products, urea formaldehyde foam insulation, polychlorinated biphenyls ("PCBs"), and Freon and other chlorofluorocarbons. The provisions of this Subparagraph 8(c) will survive the expiration or earlier termination of this Lease.
     d) HAZARDOUS MATERIALS; Landlord. Landlord hereby represents that, to its actual knowledge, without independent investigation or inquiry, as of the date of this Lease, neither the Development nor the Premises contain any substance currently classified as a Hazardous Material in excess of legally permissible levels. Landlord shall clean up and remove from the Premises and Building all Hazardous Materials located therein or thereon as of the Commencement Date as and when required by applicable governmental regulations, at no cost to Tenant, except if and to the extent such cleanup and removal is required by virtue of the act of Tenant or any of Tenant's Parties.

9) NOTICES. Any notice required or permitted to be given hereunder must be in writing and may be given by personal delivery (including delivery by overnight courier or an express mailing service) or by mail, if sent by registered or certified mail. Notices to Tenant shall be sufficient if delivered to Tenant at the address designated in Subparagraph 1(d) and notices to Landlord shall be sufficient if delivered to Landlord at the address designated in Subparagraph 1(b). Either party may specify a different address for notice purposes by written notice to the other, except that the Landlord may in any event use the Premises as Tenant's address for notice purposes.

10) BROKERS. The parties acknowledge that the broker(s) who negotiated this Lease are stated in Subparagraph 1(t). Each party represents and warrants to the other, that, to its knowledge, no other broker, agent or finder (a) negotiated or was instrumental in negotiating or consummating this Lease on its behalf, and (b) is or might be entitled to a commission or compensation in connection with this Lease. Landlord and Tenant each agree to promptly indemnify, protect, defend, and hold harmless the other from and against any and all claims, damages, judgments, suits, causes of action, losses, liabilities, penalties, fines, expenses and costs (including attorney's fees and court costs) resulting from any breach by the indemnifying party of the foregoing representation, including, without limitation, any claims that may be asserted by any broker, agent or finder undisclosed by the indemnifying party. The foregoing mutual indemnity shall survive the expiration or earlier termination of this Lease.

11)  SURRENDER; HOLDING OVER.
     a) SURRENDER: The voluntary or other surrender of this Lease by Tenant, or a mutual cancellation thereof, shall not constitute a merger, and shall, at the option of Landlord, operate as an assignment to Landlord of any or all subleases or subtenancies. Upon the expiration or earlier termination of this Lease, Tenant agrees to peaceably surrender the Premises to Landlord broom clean and in a state of first-class order, repair and condition, ordinary wear and tear and casualty damage (if this Lease terminated as a result thereof pursuant to Paragraph 20) excepted, with all of Tenant's personal property and Alterations (as defined in Paragraph 13) removed from the Premises to the extent required under Paragraph 13 and all damage caused by such removal repaired as required by Paragraph 13. Prior to the date Tenant is to actually surrender the Premises to the Landlord, Tenant agrees to give Landlord reasonable prior notice of the exact date Tenant will surrender the Premises so that Landlord and Tenant can schedule a walk-through of the Premises to review the condition of the Premises and identify the Alterations and personal property which are to remain upon the Premises and which items Tenant is to remove, as well as any repairs Tenant is to make upon surrender of the Premises. The delivery of keys to any employee of Landlord or to Landlord's agent or any employee thereof alone will not be sufficient to constitute a termination of this Lease or a surrender of the Premises.
     b) HOLDING OVER. Tenant will not be permitted to hold over possession of the Premises after the expiration or earlier termination of the Term without the express written consent of Landlord, which consent Landlord may withhold in its sole and absolute discretion. If Tenant holds over after the expiration or earlier termination of the Term, Landlord may, at its option, treat Tenant as a tenant at sufferance only, and such continued occupancy by Tenant shall be subject to all of the terms, covenants and conditions of this Lease, so far as applicable, except that the Monthly Base Rent for any such holdover period shall be equal to the greater of (i) one hundred fifty percent (150%) of the Monthly Base Rent in effect under this Lease immediately prior to such holdover, or (ii) the then currently scheduled rental rate for comparable space in the Building, in either event prorated on a monthly basis; provided, however, holdover rent for the first thirty (30) days of the holdover will not be prorated and a minimum of a full month's worth of holdover rent shall be due, whether Tenant hold over one (1) day of all thirty (30) days. Acceptance by Landlord of rent after such expiration or earlier termination will not result in a renewal of this Lease. The foregoing provisions of this Paragraph 11 are in addition to and do not affect Landlord's right of re-entry or any rights of Landlord under this Lease or as otherwise provided by law. If Tenant fails to surrender the Premises upon the expiration of this Lease in accordance with the terms of this Paragraph 11 despite demand to do so by Landlord, Tenant agrees to promptly indemnify, protect, defend and hold Landlord harmless from all claims, damages, judgments, suits, causes of action, losses, liabilities, penalties, fines, expenses and costs (including attorney's fees and costs), including, without limitation, costs and expenses incurred by Landlord in returning the Premises to the condition in which Tenant was to surrender it and claims made by any succeeding tenant founded on or resulting from Tenant's failure to surrender the Premises. The provisions of this Subparagraph 11(b) will survive the expiration or earlier termination of this Lease.

12) TAXES ON TENANT'S PROPERTY. Tenant agrees to pay before delinquency, all taxes and assessments (real and personal) levied against (a) any personal property or trade fixtures placed by Tenant in or about the Premises (including any increase in the assessed value of the Premises based upon the value of any such personal property or trade fixtures); and
     (b) any Tenant Improvements or Alterations in the Premises (whether installed and/or paid for by Landlord or Tenant) to the extent such items are assessed at a valuation higher than the valuation at which tenant improvements conforming to Landlord's building standard tenant improvements are assessed. If any such taxes or assessments are levied against Landlord or Landlord's property, Landlord may, after written notice to Tenant (and under proper protest if requested by Tenant) pay such taxes and assessments, in which event Tenant agrees to reimburse Landlord all amounts paid by Landlord within ten (10) business days after demand by Landlord; provided, however, Tenant, at its sole cost and expense, will have the right, with Landlord's cooperation, to bring suit in any court of competent jurisdiction to recover the amount of any such taxes and assessments so paid under protest.

13) ALTERATIONS. After installation of the initial Tenant improvements for the Premises pursuant to Exhibit "C", Tenant may, at its sole cost and
                              -----------
     expense make alterations, additions, improvements and decorations to the Premises (collectively, "Alterations") subject to and upon the following terms and conditions:

     a) PROHIBITED ALTERATIONS. Tenant may not make any Alterations which: (i) affect any area outside the Premises, (ii) affect the Building's structure, equipment, services or systems, or the proper functioning thereof, or Landlord's access thereto; (iii) affect the outside appearance, character or use of the Building or the Building Common Areas; (iv) in the reasonable opinion of Landlord, lessen the value of the Building; or (v) will violate or require a change in any occupancy certificate applicable to the Premises.
     b) LANDLORD'S APPROVAL. Before proceeding with any Alterations which are not prohibited in Subparagraph 13(a) above, Tenant must first obtain Landlord's written approval of the plans, specifications and working drawings for such Alterations, which approval Landlord will not unreasonably withhold or delay; provided, however, Landlord's prior approval will not be required for any such Alterations which are not prohibited by Subparagraph 13(a) above and which cost less than Two Thousand Five Hundred Dollars ($2,500) as long as (i) Tenant delivers to Landlord notice and a copy of any final plans, specifications and working drawings for any such Alterations at least ten
     (10) days prior to commencement of the work thereof, and (ii) the other conditions of this Paragraph 13 are satisfied, including, without limitation, conforming to Landlord's rules, regulations and insurance requirements which govern contractors. Landlord's approval of plans, specifications and/or working drawings for Alterations will not create any responsibility or liability on the part of the Landlord for their completeness, design sufficiency, or compliance with applicable permits, laws, rules and regulations of governmental agencies or authorities. In approving any Alternations, Landlord reserves the right to require Tenant to increase its Security Deposit to provide Landlord with additional reasonable security for the removal of such Alterations by Tenant as may be required by this Lease.
     c) CONTRACTORS. Alterations may be made or installed only contractors and subcontractors which have been approved by Landlord, which approval Landlord will not unreasonably withhold or delay; provided, however, Landlord reserves the right to require that Landlord's contractor for the Building be given the first opportunity to bid for any Alteration work. Before proceeding with any Alterations, Tenant agrees to provide Landlord with ten (10) days prior written notice and Tenant's contractors must obtain and maintain, on behalf of Tenant and at Tenant's sole cost and expense; (i) all necessary governmental permits and approvals for the commencement and completion of such Alterations; and (ii) and if requested by Landlord, a completion and lien indemnity bond, or other surety, reasonably satisfactory to Landlord for such Alterations. Throughout the performance of any Alterations, Tenant agrees to obtain, or cause its contractors to obtain, worker's compensation insurance and general liability insurance in compliance with the provisions of Paragraph 19 of this Lease.
     d) MANNER OF PERFORMANCE. All Alteration must be performed: (i) in accordance with the approved plans, specifications and working drawings;
     (ii) in a lien-free and first-class and workmanlike manner; (iii) in compliance with all applicable permits, laws, statutes, ordinances, rules, regulations, orders and rulings now or hereafter in effect and imposed by any governmental agencies and authorities which assert jurisdiction; (iv) in such a manner so as not to interfere with the occupancy of any other tenant in the Building, nor impose any additional expense upon nor delay Landlord in the maintenance and operation of the Building; and (v) at such times, in such manner, and subject to such rules and regulations as Landlord may from time to time reasonably designate.
     e) OWNERSHIP. The Tenant improvements, including, without limitation, all affixed sinks, dishwashers, microwave ovens and other fixtures, and all Alterations will become the property of Landlord and will remain upon and be surrendered with the Premises at the end of the Term of this Lease; provided, however, Landlord may, by written notice delivered to Tenant concurrently with Landlord's approval of the final working drawings for any Alterations, identify those Alterations which Landlord will require Tenant to remove at the end of the Term of this Lease. Landlord may also require Tenant to remove Alterations which Landlord did not have the opportunity to approve as provided in this Paragraph 13. If Landlord requires Tenant to remove any Alterations, Tenant, at its sole cost and expense, agrees to remove the identified Alterations on or before the expiration or earlier termination of this Lease and repair any damage to the Premises caused by such removal (or, at Landlord's option, Tenant agrees to pay to Landlord all of Landlord's cost of such removal and repair).
     f) PLAN VIEW. Tenant agrees to pay Landlord, as additional rent, the reasonable cost of professional services and costs for general conditions of Landlord's third party consultants if utilized by Landlord (but not Landlord's "in-house" personnel) for review of all plans, specifications and working drawings for any Alterations, within ten (10) business days after Tenant's receipt of invoices either from Landlord or such consultants. In addition, Tenant agrees to pay Landlord, within ten (10) business days after completion of any Alterations, a fee to cover Landlord's cost of supervising and administering the installation of such Alterations, in the amount of eighty five percent (85%) of the cost of such Alterations, but in no event less than Two Hundred Fifty Dollars ($250.00).
     g) PERSONAL PROPERTY. All articles of personal property owned by Tenant or installed by Tenant at its expense in the Premises (including Tenant's business and trade fixtures, furniture, movable partitions and equipment [such as telephones, copy machines, computer terminals, refrigerators and facsimile machines]) will be and remain the property of the Tenant, and must be removed by Tenant from the Premises, at Tenant's sole cost and expense, on or before the expiration or earlier termination of this Lease. Tenant agrees to repair any damage caused by such removal at its cost on or before the expiration or earlier termination of this Lease.
     h) REMOVAL OF ALTERATIONS. If Tenant fails to remove by the expiration or earlier termination of this Lease all of its personal property, or any Alterations identified by Landlord for removal, Landlord may, at its option, treat such failure as a hold-over pursuant to Subparagraph 11(b) above, and/or Landlord may (without liability to Tenant for loss thereof) treat such personal property and/or Alterations as abandoned and, at Tenant's sole cost and expense, and in addition to Landlord's other rights and remedies under this Lease, at law or in equity; (a) remove and store such items; and/or (b) upon ten (10) days prior to notice to Tenant, sell, discard or otherwise dispose of all or any such items at private or public sale for such price as Landlord may obtain or by other commercially reasonable means. Tenant shall be liable for all costs of disposition of Tenant's abandoned property. Landlord agrees to apply the proceeds of any sale to any such property to any amount due to Landlord under this Lease from Tenant (including Landlord's attorneys' fees and other cost incurred in the removal, storage and/or sale of such items), with any remainder to be paid to Tenant.

14)  REPAIRS
     a) LANDLORD'S OBLIGATIONS. Landlord agrees to repair and maintain the structural portions of the Building and the plumbing, heating, ventilating, air conditioning, elevator and electrical systems installed or furnished by Landlord, unless such maintenance and repairs are (i) attributable to items installed in Tenant's Premises which are above standard interior improvements (such as, for example, custom lighting, special HVAC and/or electrical panels or systems, kitchen or restroom facilities and appliances constructed or installed within Tenant's Premises or (ii) caused in part or in whole by the act, neglect or omission of any duty by Tenant, its agents, servants, employees or invitees, in which case Tenant will pay to Landlord, as additional rent, the reasonable cost of such maintenance and repairs. Landlord will not be liable for any failure to make any such repairs or to perform any maintenance unless such failure shall persist for an unreasonable time after written notice of the need of such repairs or maintenance is given to Landlord by Tenant. Except as provided in Paragraph 20, Tenant will not be entitled to any abatement of rent and Landlord will not have any liability by reason of any injury to or interference with Tenant's business arising from the making of any repairs, alterations or improvements in or to any portion of the Building or Premises or in or to fixtures, appurtenances and equipment herein. Tenant waives the right to make repairs at Landlord's expense under any law, statute, ordinance, rule, regulation, order or ruling (including, without limitation, to the extent the Premises are located in California, the provisions of California Civil Code Sections 1941 and 1942 and any successor statutes or laws of a similar nature).
     b) TENANT'S OBLIGATION. Tenant agrees to keep, maintain and preserve the Premises in first class condition and repair and, when and if needed, at Tenant's sole cost and expense, to make all repairs to the Premises and every part thereof. Any such maintenance and repairs will be performed by Landlord's contractor, or at Landlord's option, by such contractor or contractors as Tenant may choose from an approved list to be submitted by Landlord. Tenant agrees to pay all costs and expenses incurred in such maintenance and repair within seven (7) days after billing by Landlord or such contractor or contractors. Tenant agrees to cause any mechanics' liens or other liens arising as a result of work performed by Tenant or at Tenant's direction to be eliminated as provided in Paragraph 15 below. Except as provided in Subparagraph 14(a) above, Landlord has no obligation to alter, remodel, improve, repair, decorate or paint the Premises or any part thereof.
     c) TENANT'S FAILURE TO REPAIR. If Tenant refuses or neglects to repair and maintain the Premises properly as required hereunder to the reasonable satisfaction of Landlord, Landlord, at any time following ten (10) days from the date on which Landlord makes a written demand on Tenant to effect such repair and maintenance, may enter upon the Premises and make such repairs and/or maintenance, and upon completion thereof, Tenant agrees to pay to Landlord as additional rent, Landlord's costs for making such repairs plus an amount not to exceed ten percent (10%) of such costs for overhead, within ten (10) days of receipt from Landlord of a written itemized bill thereof. Any amounts not reimbursed by Tenant within such ten
     (10) day period will bear interest at the Interest Rate until paid by Tenant.

15) LIENS. Tenant agrees not to permit any mechanic's, materialmen's or other liens to be filed against all or any part of the Development, the Building or the Premises, nor against Tenant's leasehold interest in the Premises, by reason of or in connection with any repairs, alterations, improvements or other work contracted for or undertaken by Tenant or any other act or omission of Tenant or Tenant's agents, employees, contractors, licensees, or invitees. At Landlord's request, Tenant agrees to provide Landlord with enforceable, conditional and final lien releases (or other evidence reasonably requested by Landlord to demonstrate protection from liens) from all persons furnishing labor and/or materials at the Premises. Landlord will have the right at all reasonable times to post on the Premises and record any notices of non-responsibility which it deems necessary for protection from such liens. If any such liens are filed, Tenant will, at its sole cost, promptly cause such liens to be released of record or bonded so that it no longer affects title to the Development, the Building, or the Premises. If Tenant fails to cause any such liens to be so released or bonded within ten (10) days after filing thereof, such failure will be deemed a material breach by Tenant under this Lease without the benefit of any additional notice or cure period described in Paragraph 22 below, and Landlord may, without waiving its rights and remedies based on such breach, and without releasing Tenant from any of its obligations, cause such liens to be released by any means it shall deem proper, including payment in satisfaction of the claims given rise to such liens. Tenant agrees to pay to Landlord within ten (10) days after receipt of invoice from Landlord, any sum paid by Landlord to remove such liens, together with interest at the Interest Rate from the date of such payment by Landlord.

16) ENTRY BY LANDLORD. Landlord and its employees and agents will at all times have the right to enter the Premises to inspect the same, to supply janitorial service and any other service to be provided by Landlord to Tenant hereunder, to show the Premises to prospective purchasers or tenants, to post notices of nonresponsibility, and/or to repair the Premises as permitted or required by this Lease. In exercising such entry rights, Landlord will endeavor to minimize, as reasonably practicable, the interference with Tenant's business, and will provide Tenant with reasonable advance notice of any such entry (except in emergency situations). Landlord may, in order to carry out such purposes, erect scaffolding and other necessary structures where reasonably required by the character of the work to be performed. Landlord will at all times have and retain a key with which to unlock all doors in the Premises excluding Tenant's vaults and safes. Landlord will have the right to use any and all means which Landlord may reasonably deem proper to open said doors in an emergency in order to obtain entry to the Premises, Any entry to the Premises obtained by Landlord by any of said means, or otherwise, will not be construed or deemed to be a forcible or unlawful entry into the Premises, or an eviction of Tenant from the Premises. Landlord will not be liable to Tenant for any damages or losses for any entry by Landlord.

17) UTILITIES AND SERVICES. Throughout the Term of the Lease so long as the Premises are occupied, Landlord agrees to furnish or cause to be furnished to the Premises the utilities and services described in the Standards for Utilities and Services attached hereto as Exhibit "F", subject to the
                                               -----------
     conditions and in accordance with the standards set forth therein. Landlord may require Tenant from time to time to provide Landlord with a list of Tenant's employees and/or agents which are authorized by Tenant to subscribe on behalf of Tenant for any additional services which may be provided by Landlord. Any such additional services will be provided to Tenant at Tenant's cost. Landlord will not be liable to Tenant for any failure to furnish any of the foregoing utilities and services if such failure is caused by all or any of the following: (i) accident, breakage or repairs; (ii) strikes, lockouts or other labor disturbance or labor dispute of any character; (iii) governmental regulation, moratorium or other governmental actions or inaction; (iv) inability despite the exercise of reasonable diligence to obtain electricity, water or fuel; or (v) any other cause beyond Landlord's reasonable control. In addition, in the event of any stoppage or interruption of services or utilities, Tenant shall not be entitled to any abatement or reduction of rent (except as expressly provided in Subparagraph 20(f) or 21(b) if such failure results from a damage or taking described therein), no eviction of Tenant will result from such failure and Tenant will not be relieved from the performance of any covenant or agreement in this Lease because of such failure. In the event of any failure, stoppage or interruption thereof, Landlord agrees to diligently attempt to resume service promptly. If Tenant requires or utilizes more water or electrical power than is considered reasonable or normal by Landlord, Landlord may at its option require Tenant to pay as additional rent, the cost, as fairly determined by Landlord, incurred by such extraordinary usage and/or Landlord may install separate meter(s) for the Premises, at Tenant's sole expense, and Tenant agrees thereafter to pay all charges of the utility providing service and Landlord will make an appropriate adjustment to Tenant's Operating Expenses calculation to account for the fact Tenant is directly paying such metered charges, provided Tenant will remain obligated to pay its proportionate share of Operating Expenses subject such adjustments.

18)  ASSUMPTION OF RISK AND INDEMNIFICATION.
     a) ASSUMPTION OF RISK. Tenant, as a material part of the consideration to Landlord, hereby agrees that neither Landlord nor any Landlord Indemnified Parties (as defined in Subparagraph 8(c) above) will be liable to Tenant for, and Tenant expressly assumes the risk of and waives any and all claims it may have against Landlord or any Landlord Indemnified Parties with respect to, (i) any and all damage to property or injury to persons in, upon or about the Premises, the Building or the Development resulting from any act or omission (except for the grossly negligent or intentionally wrongful act or omission) of Landlord; (ii) any such damage caused by other tenants or persons in or about the Building or the Development, or caused by quasi-public work, (iii) any damage to property entrusted to employees of the Building, (iv) any loss of or damage to property by theft or otherwise, or (v) any injury or damage to persons or property resulting from casualty, explosion, falling plaster or other masonry or glass, steam, gas, electricity, water or rain which may leak from any part of the Building or any other portion of the Development or from the pipes, appliances or plumbing works therein or from the roof, street or subsurface or from any other place, or resulting from dampness. Notwithstanding anything to the contrary contained in this Lease, neither Landlord nor any Landlord Indemnified Parties will be liable for consequential damages arising out of any loss of the use of the Premises or any equipment or facilities therein by Tenant or any Tenant Parties or for interference with light or other incorporeal hereditaments. Tenant agrees to give prompt notice to Landlord in case of fire or accidents in the Premises or the Building, or of defects therein or in the fixtures or equipment.
     b) INDEMNIFICATION. Tenant will be liable for, and agrees, to the maximum extent permissible under applicable law, to promptly indemnify, protect, defend and hold harmless Landlord and all Landlord Indemnified Parties, from and against, any and all claims, damages, judgments, suites, causes of action, losses, liabilities, penalties, fines, expenses and costs, including attorney's fees and court costs (collectively, "Indemnified Claims"), arising or resulting from (i) any act or omission of Tenant or any Tenant Parties (as defined in Subparagraph 8(c) above); (ii) the use of the Premises and Common Areas and conduct of Tenant's business by Tenant or any Tenant Parties, or any other activity, work or thing done, permitted or suffered by Tenant or any Tenant Parties, in or about the

     Premises, the Building or elsewhere within the Development; and/or (iii) any default by Tenant of any obligations on Tenant's part to be performed under the terms of the Lease. In case any action or proceeding is brought against Landlord or any Landlord Indemnified Parties, by reason of any such Indemnified Claims, Tenant upon notice from Landlord, agrees to promptly defend the same at Tenant's sole cost and expense by counsel approved in writing by Landlord, which approval Landlord will not unreasonably withhold.
     c) SURVIVAL; No Release of Insurers. Tenant's indemnification obligations under Subparagraph 18(b) will survive the expiration or earlier termination of this Lease. Tenant's covenants, agreements and indemnification obligation in Subparagraph 18(a) and 18(b) above, are not intended to and will not relieve any insurance carrier of its obligations under policies required to be carried by Tenant pursuant to the provisions of this Lease.
     d)   LANDLORD INDEMNITY. Notwithstanding anything to the contrary contained
          ----------------------------------------------------------------------
     in Paragraph 18 of, or elsewhere in this Lease, Tenant shall not be
     -------------------------------------------------------------------
     required to indemnify and hold Landlord harmless from any Indemnified
     ---------------------------------------------------------------------
     Claims resulting from the negligence or willful misconduct of Landlord or
     -------------------------------------------------------------------------
     Landlord's agents, employees or contractors (except for damage to Tenant's
     --------------------------------------------------------------------------
     personal property, fixtures, furniture and equipment in the Premises, to
     ------------------------------------------------------------------------
     the extent Tenant is required to obtain insurance coverage therefore
     --------------------------------------------------------------------
     pursuant to the terms of this Lease, and, subject to the limitations
     --------------------------------------------------------------------
     contained in (i) the second to the last sentence of Paragraph 18(a) of this
     ---------------------------------------------------------------------------
     Lease and (ii) Paragraph 35 of this Lease. Landlord agrees to indemnify and
     ---------------------------------------------------------------------------
     hold Tenant harmless from and against any and all such Indemnified Claims.
     --------------------------------------------------------------------------
     Landlord's indemnification obligations under this paragraph will survive
     ------------------------------------------------------------------------
     the expiration or earlier termination of this Lease and are not intended to
     ---------------------------------------------------------------------------
     and will not relieve any insurance carrier of its obligations under
     -------------------------------------------------------------------
     policies required to be carried by Landlord and/or by Tenant pursuant to
     ------------------------------------------------------------------------
     the provisions of this Lease.
     -----------------------------

19)  INSURANCE
     a) TENANT'S INSURANCE. On or before the earlier to occur of (i) the Commencement Date, or (ii) the date Tenant commences any work of any type in the Premises pursuant to this Lease (which may be prior to the Commencement Date), and continuing throughout the entire Term hereof and any other period of occupancy, Tenant agrees to keep in full force and effect, at its sole cost and expense, the following insurance:
          (i) "All Risks" property insurance including at least the following perils: fire and extended coverage, smoke damage, vandalism, malicious mischief, sprinkler leakage (including earthquake sprinkler leakage). This insurance policy must be upon all property owned by Tenant, for which Tenant is legally liable, or which is installed at Tenant's expense, and which is located in the Building including, without limitation, any Tenant improvements which satisfy the foregoing qualification and any Alterations, and all furniture, fittings, installations, fixtures and any other personal property of Tenant, in an amount not less than the full replacement cost thereof. If there is a dispute as to full replacement cost, the decision of Landlord or any mortgagee of Landlord will be presumptive.
          (ii) One (1) year insurance coverage for business interruption and loss of income and extra expense insuring the same perils described in Subparagraph 19(a)(i) above, in such amounts as will reimburse Tenant for any direct or indirect loss of earnings attributable to any such perils including prevention of access to the Premises, Tenant's parking areas or the Building as a result of any such perils.
         (iii) Commercial General Liability Insurance or Comprehensive General Liability Insurance (on an occurrence from) insuring bodily injury, personal injury and property damage including the following divisions and extensions of coverage: Premises and Operations; Owners and Contractors protective; blanket contractual liability (including coverage for Tenant's indemnity obligations under this Lease); products and completed operations; and liquor liability; bodily injury, personal injury and property damage - $2,000,000 each occurrence, $5,000,000 in the aggregate, provided that if liability coverage is provided by a Commercial General Liability policy the general aggregate limit shall apply separately and in total to this location only (per location general aggregate), and provided further, such minimum limits of liability may be adjusted from year to year to reflect increases in coverages as recommended by Landlord's insurance carrier as being prudent and commercially reasonable for tenants of first class office buildings comparable to the Building, rounded to the nearest five hundred thousand dollars.
          (iv) Comprehensive Automotive Liability insuring bodily injury and property damage arising from all owned, non-owned and hired vehicles, if any, with minimum limits of liability of $1,000,000 per accident.
          (v)  Worker's Compensation as required by the laws of the State.
          (vi) Any other form or forms of insurance as Tenant or Landlord or any mortgagees of Landlord may reasonably require from time to time in form, in amounts, and for insurance risks against which, a prudent tenant would protect itself, but only to the extent coverage for such risks and amounts are available in the insurance market at commercially acceptable rates. Landlord makes no representation that the limits of liability required to be carried by Tenant under the terms of this Lease are adequate to protect Tenant's interests and Tenant should obtain such additional insurance or increased liability limits as Tenant deems appropriate.
     b)   Supplemental Tenant Insurance Requirements
          (i) All policies must be in a form reasonably satisfactory to Landlord and issued by an insurer admitted to do business in the State.
          (ii) All policies must be issued by insurers with a policyholder rating of "A" and a financial rating of "X" in the most recent version of Best's Key Rating Guide.
         (iii) All policies must contain a requirement to notify Landlord (and Landlord's property manager and any mortgagees or ground lessors of Landlord who are named as additional insureds, if any) in writing not less than thirty (30) days prior to any material change, reduction in coverage, cancellation or other termination thereof. Tenant agrees to deliver to Landlord as soon as practicable after placing the required insurance, but in any event within the time frame specified in Subparagraph 19(a) above, certificate(s) of insurance and/or if required by Landlord, certified copies of each policy evidencing the existence of such insurance and Tenant's compliance with the provisions of this Paragraph 19. Tenant agrees to cause replacement policies or certificates to be delivered to Landlord not less than thirty (30) days prior to the expiration of any such policy or policies. If any such initial or replacement policies or certificates are not furnished within the time(s) specified herein, Tenant will be deemed to be in material default under this Lease without the benefit of any additional notice or cure period provided in Subparagraph 22(a)(iii) below, and Landlord will have the right, but not the obligation, to procure such insurance as Landlord deems necessary to protect Landlord's interests at Tenant's expense. If Landlord obtains any insurance that is the responsibility of Tenant under this Paragraph 19, Landlord agrees to deliver to Tenant a written statement setting forth the cost of any such insurance and showing in reasonable detail the manner in which it has been computed and Tenant agrees to promptly reimburse Landlord for such costs as additional rent.
          (iv) General Liability and Automobile Liability policies under Subparagraph 19(a)(iii) and (iv) must name Landlord and Landlord's property manager (and at Landlord's request, Landlord's mortgagees and ground lessors of which Tenant has been informed in writing) as additional insureds and must also contain a provision that the insurance afforded by such policy is primary insurance and any insurance carried by Landlord and Landlord's property manager or Landlord's mortgagees or ground lessors, if any, will be excess over and non-contributing with Tenant's insurance.
     c) TENANT'S USE. Tenant will not keep, use, sell or offer for sale in or upon the Premises any article which may be prohibited by any insurance policy periodically in force covering the Building or the Development Common Areas. If Tenant's occupancy or business in, or on, the Premises, whether or not Landlord has consented to the same, results in any increase in premiums for the insurance periodically carried by Landlord with respect to the Building or the Development Common Areas or results in the need for Landlord to maintain special or additional insurance, Tenant agrees to pay Landlord the cost of any such increase in premiums or special or additional coverage as additional rent within ten (10) days after being billed therefore by Landlord. In determining whether increased premiums are a result of Tenant's use of the Premises, as schedule used by the organization computing the insurance rate on the Building, the Development Common Areas of the Tenant Improvements showing the various components of such rate, will be conclusive evidence of the several items and charges which make up such rate. Tenant agrees to promptly comply with all reasonable requirements of the insurance authority or any present or future insurer relating to the Premises.
     d) CANCELLATION OF LANDLORD'S POLICIES. If any of Landlord's insurance policies are cancelled or cancellation is threatened or the coverage reduced or threatened to be reduced in any way because of the use of the Premises or any part thereof by Tenant or any assignee or subtenant of Tenant or by anyone Tenant permits on the Premises and, if Tenant fails to remedy the condition giving rise to such cancellation, threatened cancellation, reduction of coverage, threatened reduction of coverage, increase in premiums, or threatened increase in premiums, within forty-eight (48) hours after notice thereof, Tenant will be deemed to be in material default of this Lease and Landlord may, at its option, either terminate this Lease or enter upon the Premises and attempt to remedy such condition, and Tenant shall promptly pay Landlord the reasonable costs of such remedy as additional rent. If Landlord is unable, or elects not to remedy such condition, then Landlord will have all of the remedies provided for in this Lease in the event of a default by Tenant.
     e) WAIVER OF SUBROGATION. Tenant's property insurance shall contain a clause whereby the insurer waives all rights of recovery by way of subrogation against Landlord. Tenant shall also obtain and furnish evidence to Landlord of the waiver by Tenant's worker's compensation insurance carrier of all rights of recovery by way of subrogation against Landlord.

20)  DAMAGE OR DESTRUCTION.
     a) PARTIAL DESTRUCTION. If the Premises or the Building are damaged by fire or other casualty to an extent not exceeding twenty-five percent (25%) of the full replacement cost thereof, and Landlord's contractor reasonably estimates in writing delivered to Landlord and Tenant that the damage thereto may be repaired, reconstructed or restored to substantially its condition immediately prior to such damage within one hundred eighty (180) days from the date of such casualty, and Landlord will receive insurance proceeds sufficient to cover the costs of such repairs, reconstruction and restoration (including proceeds from Tenant and/or Tenant's insurance which Tenant is required to deliver to Landlord pursuant to Subparagraph 20(e) below to cover Tenant's obligation for the costs of repair, reconstruction and restoration of any portion of the Tenant Improvements and any Alterations for which Tenant is responsible under this Lease), then Landlord agrees to commence and proceed diligently with the work of repair, reconstruction and restoration and this Lease will continue in full force and effect.
     b) SUBSTANTIAL DESTRUCTION. Any damage or destruction to the Premises or Building which Landlord is not obligated to repair pursuant to Subparagraph 20(a) above will be deemed a substantial destruction. In the event of a substantial destruction, Landlord may elect to either (i) repair, reconstruct and restore the portion of the Building or the Premises damaged by such casualty, in which case this Lease will continue in full force and effect, subject to Tenant's termination right contained in Subparagraph 20(d) below; or (ii) terminate this Lease effective as of the date which is thirty (30) days after Tenant's receipt of Landlord's election to so terminate.
     c) NOTICE. Under any of the conditions of Subparagraph 20(a) above, Landlord agrees to give written notice to Tenant of its intention to repair or terminate, as permitted in such paragraphs, within the earlier of sixty
     (60) days after the occurrence of such casualty, or fifteen (15) days after Landlord's receipt of the estimate from Landlord's contractor (the applicable time period to be referred to herein as the "Notice Period").
     d) TENANT'S TERMINATION RIGHTS. If Landlord elects to repair, reconstruct and restore pursuant to Subparagraph 20(b)(i) hereinabove, and if Landlord's contractor estimates that as a result of such damage, Tenant cannot be given reasonable use of and access of the Premises within three hundred sixty-five (365) days after the date of such damage, then Tenant may terminate this Lease effective upon delivery of written notice to Landlord within ten (10) days after Landlord delivers notice to Tenant of its election to so repair, reconstruct or restore.
     e) TENANT'S COSTS AND INSURANCE PROCEEDS. In the event of any damage or destruction of all or any part of the Premises, Tenant agrees to immediately (i) notify Landlord thereof, and (ii) deliver to Landlord all property insurance proceeds received by Tenant with respect to any Tenant Improvements installed by or at the cost of Tenant and any Alterations, but excluding proceeds for Tenant's furniture, fixtures, equipment and other personal property, whether or not this Lease is terminated as permitted in this Paragraph 20, and Tenant hereby assigns to Landlord all rights to receive such insurance proceeds. If, for any reason (including Tenant's failure to obtain insurance for the full replacement cost of any Tenant Improvements installed by or at the cost of Tenant and any Alterations from any and all casualties), Tenant fails to receive insurance proceeds covering the full replacement cost of any Tenant Improvements installed by or at the cost of Tenant and any Alterations which are damaged, Tenant will be deemed to have self-insured the replacement cost of such items, and upon any damage or destruction thereto, Tenant agrees to immediately pay to Landlord the full replacement cost of such items, less any insurance proceeds actually received by Landlord from Landlord's or Tenant's insurance with respect to such items.
     f) ABATEMENT OF RENT. In the event of any damage, repair, reconstruction and/or restoration described in this Paragraph 20, rent will be abated or reduced, as the case may be, from the date of such casualty, in proportion to the degree to which Tenant's use of the Premises is impaired during such period of repair until such use is restored. Except for abatement of rent as provide hereinabove, Tenant will not be entitled to any compensation or damages for loss of, or interference with, Tenant's business or use or access of all or any part of the Premises for lost profits or any other consequential damages of any kind or nature, which result from any such damage, repair, reconstruction or restoration.
     g) INABILITY TO COMPLETE. Notwithstanding anything to the contrary contained in this Paragraph 20, if Landlord is obligated or elects to repair, reconstruct and/or restore the damaged portion of the Building or the Premises pursuant to Subparagraph 20(a) or 20(b)(i) above, but is delayed from completing such repair, reconstruction and/or restoration beyond the date which is ninety (90) days after the date estimated by Landlord's contractor for completion thereof by reason of any causes (other than delays caused by Tenant, its subtenants, employees, agents or contractors or delays which are beyond the reasonable control of Landlord as described in Paragraph 33), then either Landlord or Tenant may elect to terminate this Lease upon ten (10) days prior written notice given to the other after the expiration of such ninety (90) day period.
     h) DAMAGE NEAR END OF TERM. Landlord and Tenant shall have the right to terminate this Lease if any damage to the Premises occurs during the last twelve (12) months of the Term of this Lease where Landlord's contractor estimates in a writing delivered to Landlord and Tenant that the repair, reconstruction or restoration of such damage cannot be completed within sixty (60) days after the date of such casualty. If either party desires to terminate this Lease under this Subparagraph (h), it shall provide written notice to the other party of such election within ten (10) days after receipt of Landlord's contractor's repair estimates.
     i) WAIVER OF TERMINATION RIGHT. Landlord and Tenant agree that the foregoing provisions of this Paragraph 20 are to govern their respective rights and obligations in the event of any damage or destruction and supersede and are in lieu of the provisions of any applicable law, statute, ordinance, rule, regulation, order or ruling now or hereafter in force which provide remedies for damage or destruction of leased premises (including, without limitation, to the extent the Premises are located in California, the provisions of California Civil Code Section 1932, Subsection 2, and Section 1933, Subsection 4 and any successor statute or laws of a similar nature).
     j) TERMINATION. Upon any termination of this Lease under any of the provisions of this Paragraph 20, the parties will be released without further obligation to the other from the date possession of the Premises is surrendered to Landlord except for items which have accrued and are unpaid as of the date of termination and matters which are to survive any termination of this Lease as provided in this Lease.

21)  EMINENT DOMAIN.
     a) SUBSTANTIAL TAKING. If the whole of the Premises, or such part thereof as shall substantially interfere with Tenant's use and occupancy of the Premises, as contemplated by this Lease, is taken for any public or quasi-public purpose by any lawful power or authority by exercise of the right of appropriation, condemnation or eminent domain, or sold to prevent such taking, either party will have the right to terminate this Lease effective as of the date possession is required to be surrendered to such authority.
     b) PARTIAL TAKING; ABATEMENT OF RENT. In the event of a taking of a portion of the Premises which does not substantially interfere with Tenant's use and occupancy of the Premises, then, neither party will have the right to terminate this Lease and Landlord will thereafter proceed to make a functional unit of the remaining portion of the Premises (but only to the extent Landlord receives proceeds therefore from the condemning authority), and rent will be abated with respect to the part of the Premises which Tenant is deprived of on account of such taking. Notwithstanding the immediately preceding sentence to the contrary, if any part of the Building or the Development is taken (whether or not such taking substantially interferes with Tenant's use of the Premises), Landlord may terminate this Lease upon thirty (30) days prior written notice to Tenant if Landlord also terminates the leases of the other tenants of the Building which are leasing comparably sized space for comparable lease terms.
     c) CONDEMNATION AWARD. In connection with any taking of the Premises or the Building, Landlord will be entitled to receive the entire amount of any award which may be or given in such taking or condemnation, without deduction or appointment for any estate or interest of Tenant, it being expressly understood and agreed by Tenant that no portion of any such award will be allowed to be paid to Tenant for any so-called bonus or excess value of this Lease, and such bonus or excess value will be the sole property of Landlord. Tenant agrees not to assert any claim against Landlord or the taking authority for any compensation because of such taking (including any claim for bonus or excess value of this Lease); provided, however, if any portion of the Premises is taken, Tenant will have the right to recover from the condemning authority (but not from Landlord) any compensation as may be separately awarded or recoverable by Tenant for the taking of Tenant's furniture, fixtures, equipment and other personal property within the Premises, for Tenant's relocation expenses, and for any loss of goodwill or other damage to Tenant's business by reason of such taking.
     d) TEMPORARY TAKING. In the event of taking of the Premises or any part thereof for temporary use, (i) this Lease will remain unaffected thereby and rent will abate for the duration of the taking in proportion to the extent Tenant's use of the Premises is interfered with, and (ii) Landlord will be entitled to receive such portion or portions of any award made for such use provided that if such taking remains in force at the expiration or earlier termination of this Lease, Tenant will then pay to Landlord a sum equal to the reasonable cost of performing Tenant's obligations under Paragraph 11 with respect to surrender of the Premises and upon such payment Tenant will be excused from such obligations. For purpose of this Subparagraph 21(d), a temporary taking shall be defined as a taking for a period of ninety (90) days or less.

22)  DEFAULTS AND REMEDIES
     a) DEFAULTS. The occurrence of any one or more of the following events will be deemed a default by Tenant:
               (i) The abandonment of the Premises by Tenant, which for purposes of this Lease means any absence by Tenant from the Premises for five (5) business days or longer while in default of any other provision of this Lease and, with respect to ground floor space only, any vacation of the Premises, which for purposes of this Lease means any absence by Tenant from the Premises for thirty (30) days or longer whether or not Tenant is in default under any provisions of this Lease.
               (ii) The failure by Tenant to make any payment of rent or
                    additional rent or any other payment required to be made by Tenant hereunder, as and when due, where such failure continues for a period of three (3) days after written notice thereof from Landlord to Tenant; provided, however, that any such notice will be in lieu of, and not in addition to, any notice required under applicable law (including, without limitation, to the extent the Premises are located in California, the provisions of California Code of Civil Procedure Section 1161 regarding unlawful detainer actions or any successor statute or law of a similar nature).
               (i) The failure by Tenant to observe or perform any of the express or implied covenants or provisions of this Lease to be observed or performed by Tenant, other than a specified in Subparagraph 22(a)(i) or (ii) above, where such failure continues (where no other period of time is expressly provided) for a period of ten (10) days after written notice thereof from Landlord to Tenant. The provisions of any such notice will be in lieu of, and not in addition to, any notice required under applicable law (including, without limitation, to the extent the Premises are located in California, California Code of Civil Procedure

                    Section 1161 regarding unlawful detainer actions and any successor stature or similar law). If the nature of Tenant's default is such that more than ten (10) days are reasonably required for its cure, then Tenant will not be deemed to be in default if Tenant, with Landlord's concurrence, commences such cure within such ten (10) day period and thereafter diligently prosecutes such cure to completion.
               (ii) (A) The making by Tenant of any general assignment for the benefit of creditors; (B) the filing by or against Tenant of a petition to have Tenant adjudged a bankrupt or a petition for reorganization or arrangement under any law relating to bankruptcy (unless, in the case of a petition filed against Tenant, the same is dismissed within sixty (60) days); (C) the appointment of a trustee or receiver to take possession of substantially all of Tenant's assets located at the Premises or of Tenant's interest in his Lease, where possession is not restored to Tenant within thirty (30) days; or (D) the attachment, execution or other judicial seizure of substantially of all Tenant's assets located at the Premises or of Tenant's interest in this Lease where such seizure is not discharged within thirty (30) days.
     b) LANDLORD'S REMEDIES; TERMINATION. In the event of any default by Tenant, in addition to any other remedies available to Landlord at law or in equity under applicable law (including, without limitation, to the extent the Premises are located in California, the remedies of Civil Code
     Section 1951.4 and any successor statute or similar law, which provides that Landlord may continue this Lease in effect following Tenant's breach and abandonment and collect rent as it falls due, if Tenant has the right to sublet or assign, subject to reasonable limitations), Landlord will have the immediate right and option to terminate this Lease and all rights of Tenant hereunder. If Landlord elects to terminate this Lease then, to the extent permitted under applicable law, Landlord may recover from Tenant (i) the worth at the time of award of any unpaid rent which had been earned at the time of such termination; plus (ii) the worth at the time of award of the amount by which the unpaid rent which would have been earned after termination until the time of award exceeds the amount of such rent loss that Tenant proves could have been reasonably avoided; plus (iii) the worth at the time of award of the amount by which the unpaid rent for the balance of the Term after the time of award exceeds the amount of such rent loss that Tenant proves could be reasonably avoided; plus (iv) any other amount necessary to compensate Landlord for all the detriment proximately caused by Tenant's failure to perform its obligations under this Lease or which, in the ordinary course of things, results therefrom including, but not limited to: attorney's fees and costs; brokers' commissions; the costs of refurbishment, alterations, renovation and repair of Premises, and removal (including the repair of any damage caused by such removal) and storage (or disposal) of Tenant's personal property, equipment, fixtures, Alterations, the Tenant Improvements and any other items which Tenant is required under this Lease to remove but does not remove, as well as the unamortized value of any free rent, reduced rent, free parking, reduced rate parking and any Tenant Improvement Allowance or other costs or economic concessions provided, paid, granted or incurred by Landlord pursuant to this Lease. The unamortized value of such concessions shall be determined by taking the total value of such concessions and multiplying such value by a fraction, the numerator of which is the number of months of the Lease Term not yet elapsed as of the date on which the Lease is terminated, and the denominator of which is the total number of months of the Lease Term. As used in Subparagraphs 22(b)(i) and (ii) above, the "worth at the time of award" is computed by allowing interest at the Interest Rate. As used in Subparagraph 22(b)(iii) above, the "worth at the time of award" is computed by discounting such amount at the discount rate of the Federal Reserve Bank of San Francisco at the time of award plus one percent (1%).
     c) LANDLORD'S REMEDIES; RE-ENTRY RIGHTS. In the event of any default by Tenant, in addition to any other remedies available to Landlord under this Lease, at law or in equity, Landlord will also have the right, with or without terminating the Lease, to re-enter the Premises and remove all persons and property from Premises; such property may be removed and stored in a public warehouse or elsewhere and/or disposed of at the sole cost and expense of and for the account of Tenant in accordance with the provisions of Subparagraph 13(h) of this Lease or any other procedures permitted by applicable law. No re-entry or taking possession of the Premises by Landlord pursuant to this Subparagraph 22(c) will be construed as an election to terminate this Lease unless a written notice of such intention is given to Tenant or unless the termination thereof is decreed by a court of competent jurisdiction.
     d) LANDLORD'S REMEDIES; RE-LETTING. In the event of the vacation or abandonment of the Premises by Tenant or in the event that Landlord elects to re-enter the Premises or take possession of the Premises pursuant to legal proceedings or pursuant to any notice provided by law, then if Landlord does not elect to terminate this Lease, Landlord may from time to time, without terminating this Lease, either recover all rent as it becomes due or relet the Premises or any part thereof on terms and conditions as Landlord in its sole and absolute discretion may deem advisable with the right to make alterations and repairs to the Premises in connection with such reletting will be applied; first, to the payment of any indebtedness other than rent due hereunder from Tenant to Landlord; second, to the payment of any cost of such reletting; third, to the payment of the cost of any alterations and repairs to the Premises incurred in connection with such reletting; fourth, to the payment of rent due and unpaid hereunder and the residue, if any, will be held by Landlord and applied to payment of future rent as the same may become due and payable hereunder. Should that portion of such rents received from such reletting during any month, which is applied to the payment of rent hereunder, be less than the rent payable during that month by Tenant hereunder, then Tenant agrees to pay such deficiency to Landlord immediately upon demand therefore by Landlord. Such deficiency will be calculated and paid monthly.
     e) LANDLORD'S REMEDIES; PERFORMANCE FOR TENANT. All covenants and agreements to be performed by Tenant under any of the terms of this Lease are to be performed by Tenant at Tenant's sole cost and expense and without any abatement of rent. If Tenant fails to pay any sum of money owed to any party other than Landlord, for which it is liable under this Lease, or if Tenant fails to perform any other act on its part to be performed hereunder, and such failure continues for ten (10) days after notice thereof by Landlord, Landlord may, without waiving or releasing Tenant from its obligations, but shall not be obligated to, make any such payment or perform any such other act to be made or performed by Tenant. Tenant agrees to reimburse Landlord upon demand for all sums so paid by Landlord and all necessary incidental costs, together with interest thereon at the Interest Rate, from the date of such payment by Landlord until reimbursed by Tenant. This remedy shall be in addition to any other right or remedy of Landlord set forth in this Paragraph 22. f) LATE PAYMENT. If Tenant fails to pay any installment of rent within five (5) days of when due or if Tenant fails to make any other payment for which Tenant is obligated under this Lease within five (5) days of when due, such late amount will accrue interest at the Interest Rate and Tenant agrees to pay Landlord as additional rent such interest on such amount from the date of such amount becomes due until such amount is paid. In addition, Tenant agrees to pay to Landlord concurrently with such late payment amount, as additional rent, a late charge equal to five percent (5%) of the amount due to compensate Landlord for the extra costs Landlord will incur as a result of such late payment. The parties agree that (i) it would be impractical and extremely difficult to fix the actual damage Landlord will suffer in the event of Tenant's late payment, (ii) such interest and late charge represents a fair and reasonable estimate of the detriment that Landlord will suffer by reason of late payment by Tenant, and (iii) the payment of interest and late charges are distinct and separate in that the payment of interest is to compensate Landlord for the use of Landlord's money by Tenant, while the payment of late charges is to compensate Landlord for Landlord's processing, administrative and other costs incurred by Landlord as a result of Tenant's delinquent payments. Acceptance of any such interest and late charge will not constitute a waiver of the Tenant's default with respect to the overdue amount, or prevent Landlord from exercising any of the other rights and remedies available to Landlord. If Tenant incurs a late charge more than three (3) times in any period of twelve (12) months during the Lease, then, notwithstanding that Tenant cures the late payments for which such late charges are imposed, Landlord will have the right to require Tenant thereafter to pay all installments of Monthly Base Rent quarterly in advance throughout the remainder of the Lease Term.
     g) RIGHTS AND REMEDIES CUMULATIVE. All rights, options and remedies of Landlord contained in this Lease will be construed and held to be cumulative, and no one of them will be exclusive of the other, and Landlord shall have the right to pursue any one of all of such remedies or any other remedy or relief which may be provided by law or in equity, whether or not stated in this Lease. Nothing in this Paragraph 22 will be deemed to limit or otherwise affect Tenant's indemnification of Landlord's pursuant to any provision of this Lease.

3) LANDLORD'S DEFAULT. Landlord will not be in default in the performance of any obligation required to be performed by Landlord under this Lease unless Landlord fails to perform such obligation within thirty (30) days after the receipt of written notice from Tenant specifying in detail Landlord's failure to perform; provided however, that if the nature of Landlord's obligation is such that more than thirty (30) days are required for performance, then Landlord will not be deemed in default if it commences such performance within such thirty (30) day period and thereafter diligently pursues the same to completion. Upon any default by Landlord, Tenant may exercise any of its rights provided at law or in equity, subject to the limitations on liability set forth in Paragraph 35 of this Lease.

4)   ASSIGNMENT AND SUBLETTING

     a) RESTRICTION ON TRANSFER. Except as expressly provided in this Paragraph 24, Tenant will not, either voluntarily or by operation of law, assign or encumber this Lease or any interest herein or sublet the Premises or any part thereof, or permit the use or occupancy of the Premises by any party other than Tenant (any such assignment, encumbrance, sublease or the like will sometimes be referred to as a "Transfer"), without the prior written consent of Landlord, which consent Landlord will not unreasonably withhold.
     b) CORPORATE AND PARTNERSHIP TRANSFERS. For purposes of this Paragraph 24, if Tenant is a corporation, partnership or other entity, any transfer, assignment, encumbrance or hypothecation of twenty-five percent (25%) or more (individually or in the aggregate) of any stock or other ownership interest in such entity, and/or any transfer, assignment, hypothecation or encumbrance of any controlling ownership or voting interest in such entity, will be deemed a Transfer and will be subject to all of the restrictions and provisions contained in this Paragraph 24. Notwithstanding the foregoing, the immediately preceding sentence will not apply to any transfers of stock of Tenant if Tenant is a publicly-held corporation and such stock is transferred publicly over a recognizable security exchange or over-the-counter market.
     c) PERMITTED CONTROLLED TRANSFERS. Notwithstanding the provisions of this Paragraph 24 to the contrary, Tenant may assign this Lease or sublet the Premises or any portion thereof ("Permitted Transfer"), without Landlord's consent and without extending any sublease termination option to Landlord, to any parent, subsidiary or affiliate corporation which controls, is controlled by or is under common control with Tenant, or to any corporation resulting from a merger or consolidation with Tenant, or to any person or entity which acquires all the assets of Tenant's business as a going concern, provided that: (i) at least twenty (20) days prior to such assignment or sublease, Tenant delivers to Landlord the financial statements and other financial and background information of the assignee or sublesee described in Subparagraph 24(d) below; (ii) if an assignment, the assignee assumes, in full, the obligations of Tenant under this Lease (or if a sublease, the sublesee of a portion of the Premises or Term assumes, in full, the obligations of Tenant with respect to such portion);
     (iii) the financial net worth of the assignee or sublessee as of the time of the proposed assignment or sublease equals or exceeds that of Tenant as of the date of execution of this Lease; (iv) Tenant remains fully liable under this Lease; and (v) the use of the Premises under Paragraph 8 remains unchanged.
     d) TRANSFER NOTICE. If Tenant desires to effect a Transfer, then at least thirty (30) days prior to the date when Tenant desires the Transfer to be effective (the "Transfer Date"), Tenant agrees to give Landlord a notice (the "Transfer Notice"), stating the name, address and business of the proposed assignee, sublessee or other transferee (sometimes referred to hereinafter as "Transferee"), reasonable information (including references) concerning the character, ownership, and financial condition of the proposed Transferee, the Transfer Date, any ownership or commercial relationship between Tenant and the proposed Transferee, and the consideration and all other material terms and conditions of the proposed Transfer, all in such detail as Landlord may reasonably require. If Landlord reasonably requests additional detail, the Transfer Notice will not be deemed to have been received until Landlord receives such detail, and Landlord may withhold consent to any Transfer until such information is provided to it.
     e) LANDLORD'S OPTIONS. Within fifteen (15) days of Landlord's receipt of any Transfer Notice, and any additional information requested by Landlord concerning the proposed Transferee's financial responsibility, Landlord will elect to do one of the following (i) consent to the proposed Transfer;
     (ii) refuse such consent, which refusal shall be on reasonable grounds including, without limitation, those set forth in Subparagraph 24(f) below; or (iii) terminate this Lease as to all or such portion of the Premises which is proposed to be sublet or assigned and recapture all or such portion of the Premises for relettng by Landlord.
     f) REASONABLE DISAPPROVAL. Landlord and Tenant hereby acknowledge that Landlord's disapproval of any proposed Transfer pursuant to Subparagraph 24(e) will be deemed reasonably withheld if based upon any reasonable factor, including, without limitation, any or all of the following factors:
     (i) intentionally omitted; (ii) the proposed Transferee is a governmental entity; (iii) the portion of the Premises to be sublet or assigned is irregular in shape with inadequate means of ingress and egress; (iv) the use of the Premises by the Transferee (A) is not permitted by the use provisions in Paragraph 8 hereof, (B) violates any exclusive use granted by Landlord to another tenant in the Building, or (C) otherwise poses a risk of increased liability to Landlord; (v) the Transfer would likely result in a significant and inappropriate increase in the use of parking areas or Development Common Areas by the Transferee's employees or visitors, and/or significantly increase the demand upon utilities and services to be provided by Landlord to the Premises; (vi) the Transferee does not have the financial capability to fulfill the obligations imposed by the Transfer and this Lease; (vii) the Transferee is not in Landlord's reasonable opinion consistent with Landlord's desired tenant mix; or (viii) the Transferee poses a business or other economic risk which Landlord deems unacceptable.
     g) ADDITIONAL CONDITIONS. A condition to Landlord's consent to any Transfer of this Lease will be the delivery to Landlord of a true copy of the fully executed instrument of assignment, sublease, transfer or hypothecation, and, in the case of an assignment, the delivery to Landlord of an agreement executed by the Transferee in form and substance reasonably satisfactory to Landlord, whereby the Transferee assumes and agrees to be bound by all of the terms and provisions of this Lease and to perform all of the obligations of Tenant hereunder. As a condition for granting its consent to any assignment or sublease, Landlord may require that the assignee or sublessee remit directly to Landlord on a monthly basis, all monies due to Tenant by said assignee or sublessee. As a condition to Landlord's consent to any sublease, such sublease must provide that it is subject and subordinate to this Lease and to all mortgages; that Landlord may enforce the provisions of the sublease, including collection of rent; that in the event of termination of this Lease for any reason, including without limitation a voluntary surrender by Tenant, or in the event of any reentry or repossession of the Premises by Landlord, Landlord may, at its option, either (i) terminate the sublease, or (ii) take over all of the right, title and interest of Tenant, as sublessor, under such sublease, in which case such sublessee will attorn to Landlord, but that nevertheless Landlord will not (1) be liable for any previous act or omission of Tenant under such sublease (2) be subject to any defense or offset previously accrued in favor of the sublessee against Tenant, or (3) be bound by any previous modification of any sublease made without Landlord's written consent, or by any previous prepayment by sublessee of more than one month's rent.
     h) EXCESS RENT. If Landlord consents to any assignment of this Lease, Tenant agrees to pay to Landlord, as additional rent one-half (1/2) of all
                                                          --------------
     sums and other
     consideration payable to and for the benefit of Tenant by the assignee on account of the assignment, as and when such sums and other consideration are due and payable by the assignee to or for the benefit of Tenant (or, if Landlord so requires, and without any release of Tenant's liability for the same, Tenant agrees to instruct the assignee to pay such sums and other consideration directly to Landlord). If for any sublease, Tenant receives rent or other consideration, either initially or over the term of the sublease, in excess of the rent fairly allocable to the portion of the Premises which is subleased based on square footage, Tenant agrees to pay to Landlord as additional rent one-half (1/2) of the excess of each such
                                    --------------
     payment of rent or other consideration which may be payable to Landlord under this paragraph, Tenant will be entitled to deduct commercially reasonable third - party brokerage commissions, improvement costs and
                                                   -----------------
     attorneys' fees and other amounts reasonably and actually expended by Tenant in connection with such assignment or subletting if acceptable written evidence of such expenditures is provided to Landlord.
     (i) TERMINATION RIGHTS. If Tenant requests Landlord's consent to any assignment or subletting of all or a portion of the Premises, Landlord will have the right, as provided in Subparagraph 24(e), to terminate this Lease as to all or such portion of the Premises which is proposed to be sublet or assigned effective as of the date Tenant proposes to sublet or assign all or less than all of the Premises. Landlord's right to terminate this Lease as to less than all of the Premises proposed to be sublet or assigned will not terminate as to any future additional subletting or assignment as a result of Landlord's consent to a subletting of less than all of the Premises or Landlord's failure to exercise its termination right with respect to any subletting or assignment. Landlord will exercise such termination right, if at all, by giving written notice to Tenant within thirty (30) days of receipt by Landlord of the financial responsibility information required by this Paragraph 24. Tenant understands and acknowledges that the option, as provided in this Paragraph 24, to terminate this Lease as to all or such portion of the Premises which is proposed to be sublet or assigned rather than approve the subletting or assignment of all or a portion of the Premises, is a material inducement for Landlord's agreeing to lease the Premises to Tenant upon the terms and conditions herein set forth. In the event of any such termination with respect to less than all of the Premises, the cost of segregating the recaptured space from the balance of the Premises will be paid by Tenant and Tenant's future monetary obligations under this Lease will be reduced proportionately on a square footage basis to correspond to the balance of the Premises which Tenant continues to lease.
     (j) NO RELEASE. No Transfer will release Tenant of Tenant's obligations under this Lease or alter the primary liability of Tenant to pay the rent and to perform all other obligations to be performed by Tenant hereunder. Landlord may require that any Transferee remit directly to Landlord on a monthly basis, all monies due Tenant by said Transferee. However, the acceptance of rent by Landlord from any other person will not be deemed a waiver by Landlord of any provision hereof. Consent by Landlord to one Transfer will not be deemed to consent to any subsequent Transfer. In the event of default by any Transferee of Tenant in the performance of any of the terms hereof, Landlord may proceed directly against Tenant without the necessity of exhausting remedies against such Transferee or successor. Landlord may consent to subsequent assignment of this Lease or sublettings or amendments or modifications to this Lease with assignees of Tenant, without notifying Tenant, or any successor of Tenant, and without obtaining its or their consent thereto and any such actions will not relieve Tenant of liability under this Lease.
     (k) ADMINISTRATIVE AND ATTORNEYS' FEES. If Tenant effects a Transfer or requests the consent of Landlord to any Transfer (whether or not such Transfer is consummated), then, upon demand, Tenant agrees to pay Landlord a non-refundable administrative fee of Two Hundred Fifty Dollars ($250.00), plus any reasonable attorneys' and paralegal fees incurred by Landlord in connection with such Transfer or request for consent (whether attributable to Landlord's in-house attorneys or paralegals or otherwise) not to exceed One Hundred Dollars ($100.00) for each thousand (1,000) rentable square feet of area contained within the Premises or portion thereof to be assigned or sublet. Acceptance of the Two Hundred Fifty Dollar ($250.00) administrative fee and/or reimbursement of Landlord's attorneys' and paralegal fees will in no event obligate Landlord to consent to any proposed Transfer. This Subparagraph 24(k) shall not be applicable to any Permitted Transfers.

25. SUBORDINATION. Without the necessity of any additional document being executed by Tenant for the purpose of effecting a subordination, and at the election of Landlord or any mortgagee or beneficiary with a deed of trust encumbering the Building and/or the Development, or any lessor of a ground or underlying lease with respect to the Building, this Lease will be subject and subordinate at all times to: (i) all ground leases or underlying leases which may now exist or hereafter be executed affecting the Building; and (ii) the lien of any mortgage or deed of trust which may now exist or hereafter be executed for which the Building, the Development or any leases thereof, or Landlord's interest and estate in any of said items, is specified as security. Notwithstanding the foregoing, Landlord reserves the right to subordinate any such ground leases or underlying leases or any such liens to this Lease. If any such ground lease or underlying lease terminates for any reason or any such mortgage or deed of trust is foreclosed or a conveyance in lieu of foreclosure is made for any reason, at the election of Landlord's successor in interest, Tenant agrees to attorn to and become the tenant of such successor in which event Tenant's right to possession of the Premises will not be disturbed as long as Tenant is not in default under this Lease. Tenant hereby waives its right under any law which gives or purports to give Tenant any right to terminate or otherwise adversely affect this Lease and the obligations of Tenant hereunder in the event of any such foreclosure proceeding or sale. Tenant covenants and agrees to execute and deliver, upon demand by Landlord and in the form reasonably required by Landlord, any additional documents evidencing the priority or subordination of this Lease and Tenant's attornment agreement with respect to any such ground lease or underlying leases or the lien of any such mortgage or deed of trust. If Tenant fails to sign and return any such documents within ten (10) days of receipt, Tenant will be in default hereunder.

26.  ESTOPPEL CERTIFICATE.
(a) TENANT'S OBLIGATIONS. Within ten (10) days following any written request which Landlord may make from time to time, Tenant agrees to execute and deliver to Landlord a statement, in a form substantially similar to the form of Exhibit "G" attached hereto or as may be reasonably required by Landlord's
----------
lender, certifying: (i) the date of commencement of this Lease; (ii) the fact that this Lease if unmodified and in full force and effect (or, if there have been modifications, that this Lease is in full force and effect, and stating the date and nature of such modifications); (iii) the date to which the rent and other sums payable under this Lease have been paid; (iv) that there are no current defaults under this Lease by either Landlord or Tenant except as specified in Tenant's statement; and (v) such other matters reasonably requested by Landlord. Landlord and Tenant intend that any statement delivered pursuant to this Paragraph 26 may be relied upon by any mortgagee, beneficiary, purchaser or prospective purchaser of the Building or any interest therein.
(b) TENANT'S FAILURE TO DELIVER. Tenant's failure to deliver such statement within such time will be conclusive upon Tenant (i) that this Lease is in full force an effect, without modification except as may be represented by Landlord,
(ii) that there are no uncured defaults in Landlord's performance, and (iii) that not more than one (1) month's rent has been paid in advance. Without limiting the foregoing, if Tenant fails to delver ay such statement within such ten (10) day period, Landlord may deliver to Tenant an additional request for such statement and Tenant's failure to deliver such statement to Landlord within ten (10) days after delivery of such additional request will constitute a default under this Lese. Tenant agrees to indemnify and protect Landlord from and against any and all claims, damages, losses, liabilities and expenses (including attorneys' fees and costs) attributable to any failure by Tenant to timely deliver any such estoppel certificate to Landlord as required by this Paragraph 26.

27.  BUILDING PLANNING. If Landlord requires the Premises for use in conjunction with another suite or for other reasons connected with the planning program for the Building, Landlord will have the right, upon sixty (60) days prior written notice to Tenant, to move Tenant to other space in the Development of substantially similar size as the Premises, and with tenant improvements of substantially similar age, quality and layout as then existing in the Premises. Any such relocation will be at Landlord's cost and expense, including the cost of providing such substantially similar tenant improvements (but not any furniture or personal property) and Tenant's reasonable moving, telephone installation and stationery reprinting costs. If Landlord so relocates Tenant, the terms and conditions of this Lease will remain in full force and effect and apply to the new space, except that (a) a revised Exhibit "A-II" will become
                                                  -------------
part of this Lease and will reflect the location of the new space, (b) Paragraph 1 of this Lease will be amended to include and state all correct data as to the new space, (c) the new space will thereafter be deemed to be the "Premises," and
(d) all economic terms and conditions (e.g. rent, total Operating Expense Allowance, etc.) will be adjusted on a per square foot basis based on the total number of rentable square feet of area contained in the new space. Landlord and Tenant agree to cooperate fully with one another in order to minimize the inconvenience of Tenant resulting from any such relocation. However, if the new space does not meet with Tenant's reasonable approval, Tenant will have the right to cancel this Lease upon giving Landlord thirty (30) days notice within ten (10) days of receipt of Landlord's relocation notification; provided, however, Landlord has the right, by written notice to Tenant given within ten
(10) days following receipt of Tenant's cancellation notice to rescind Landlord's relocation notice, in which event Landlord's relocation notice will be rescinded, Tenant's cancellation notice will be cancelled and this Lease will remain in full force and effect. If Tenant cancels this Lease pursuant to this Paragraph 27, Tenant agrees to vacate the Building and the Premises within thirty (30) days of its delivery to Landlord of the notice of cancellation. Landlord will accomplish Tenant's move entirely after normal business hours. Monthly Base Rent will be reduced $0.02 per rentable square foot for every floor below eleven (11) on which the new space will be situated.

28.  RULES AND REGULATIONS. Tenant agrees to faithfully observe and comply with the "Rules and Regulations," a copy of which is attached hereto and incorporated herein by this reference as Exhibit "H," and all reasonable and
                                         -----------
nondiscriminatory modifications thereof and additions thereto from time to time put into effect by Landlord. Landlord will not be responsible to Tenant for the violation or non-performance by any other tenant or occupant of the Building of any of the Rules and Regulations.

29.  MODIFICATION AND CURE RIGHTS OF LANDLORD'S MORTGAGEES AND LESSORS.
(a) MODIFICATIONS. If, in connection with Landlord's obtaining or entering into any financing or ground lease for any portion of the Building or the Development, the lender or ground lessor requests modifications to this Lease, Tenant, within ten (10) days after request therefor, agrees to execute an amendment to this Lease incorporating such modifications, provided such modifications are reasonable and do not increase the obligations of Tenant under this Lease or adversely affect the leasehold estate created by this Lease.
(b) CURE RIGHTS. In the event of any default on the part of Landlord, Tenant will give notice by registered or certified mail to any beneficiary of a deed of trust or mortgage covering the Premises or ground lessor or Landlord whose address has been furnished to Tenant, and Tenant agrees to offer such beneficiary, mortgagee or ground lessor a reasonable opportunity to cure the default (including with respect to any such beneficiary or mortgagee, time to obtain possession of the Premises, subject to this Lease and Tenant's rights hereunder, by power of sale or a judicial foreclosure, if such should prove necessary to effect a cure).

30. DEFINITION OF LANDLORD. The term "Landlord," as used in this Lease, so far as covenants or obligations on the part of Landlord are concerned, means and includes only the owner or owners, at the time in question, of the fee title of the Premises or the lessees under any ground lease, if any. In the event of any transfer, assignment or other conveyance or transfers of any such title (other than a transfer for security purposes only), Landlord herein named (an in case of any subsequent transfers or conveyances, the then grantor) will be automatically relieved from and after the date of such transfer, assignment or conveyance of all liability as respects the performance of any covenants or obligations on the part of Landlord contained in this Lease thereafter to be performed, so long as the transferee assumes in writing all such covenants and obligations of Landlord arising after the date of such transfer. Landlord and Landlord's transferees and assignees have the absolute right to transfer all or any portion of their respective title and interest in the Development, the Building, the Premises and/or this Lease without the consent of Tenant, and such transfer or subsequent transfer will not be deemed a violation on Landlord's part of any of the terms and conditions of this Lease.

31. WAIVER. The waiver by either party of any beach of any term, covenant or condition herein contained will not be deemed to be a waiver of any subsequent breach of the same or any other term, covenant or condition herein contained nor will any custom or practice which may also develop between the parties in the administration of the terms hereof be deemed a waiver of or in any way affect the right of either party to insist upon performance in strict accordance with said terms. The subsequent acceptance of rent or any other payment hereunder by Landlord will not be deemed to be a waiver of any preceding breach by Tenant of any term, covenant or condition of this Lease, other than the failure of Tenant to pay the particular rent so accepted, regardless of Landlord's knowledge of such preceding breach at the time of acceptance of such rent. No acceptance by Landlord of a lesser sum than the basic rent and additional rent or other sum then due will be deemed to be other than on account of the earliest installment of such rent or other amount due, nor will any endorsement or statement on any check or any letter accompanying any check be deemed an accord and satisfaction, and Landlord may accept such check or payment without prejudice to Landlord's right to recover the balance of such installment or other amount or pursue any other remedy provided in this Lease. The consent or approval of Landlord to or of any act by Tenant requiring Landlord's consent or approval will not be deemed to waive or render unnecessary Landlord's consent or approval to or of any subsequent similar acts by Tenant.

32.  PARKING.
(a)  GRANT OF PARKING RIGHTS. So long as this Lease is in effect and provided Tenant is not in default hereunder, Landlord grants to Tenant and Tenant's Authorized Users (as defined below) a license to use the number and type of parking spaces designated in Subparagraph 1(s) subject to the terms and conditions of this Paragraph 32 and the Rules and Regulations regarding parking contained in Exhibit "H" attached hereto. Except as otherwise expressly set
             ----------
forth in Subparagraph 1(s), as consideration for the use of such parking spaces. Tenant agrees to pay Landlord or, at Landlord's election, directly to Landlord's parking operator, as additional rent under this Lease, the prevailing parking rate for each such parking space as established by Landlord in its discretion from time to time. Tenant agrees that all parking charges will be payable on a monthly basis concurrently with each monthly payment of Monthly Base Rent. Tenant agrees to submit to Landlord, or, at Landlord's election, directly to Landlord's parking operator with a copy to Landlord, written notice in a form reasonably specified by Landlord containing the names, home and office addresses and telephone numbers of those persons who are authorized by Tenant to use Tenant's parking spaces on a monthly basis ("Tenant's Authorized Users") and shall use its best efforts to identify each vehicle of Tenant's Authorized Users by make, model and license number. Tenant agrees to deliver such notice prior to the beginning of the Term of the Lease and to periodically update such notice as well as upon specific request by Landlord or Landlord's parking operator to reflect changes to Tenant's Authorized Users or their vehicles.
(b)  VISITOR PARKING. So long as this Lease is in effect, Tenant's visitors and guests will be entitled to use those specific parking areas which are designated for short-term visitor parking and which are located within the surface parking area(s), if any, and/or within the parking structure(s) which serve the Building. Visitor parking will be made available at a charge to Tenant's visitors and guests, with the rate being established by Landlord in its discretion from time to time. Tenant, at its sole cost and expense, may elect to validate such parking for its visitors and guests. All such visitor parking will be on a non-exclusive, in common basis with all other visitors and guests of the Development.
(c) USE OF PARKING SPACES. Tenant will not use or allow any of Tenant's Authorized Users to use any parking spaces which have been specifically assigned by Landlord to other tenants or occupants or for other uses such as visitor parking or which have been designated by any government entity as being restricted to certain uses. Tenant will not be entitled to increase its parking privileges applicable to the Premises during the Term of the Lease except as follows: If at any time Tenant desires to increase the number of parking spaces allocated to it under the terms of this Lease, Tenant must notify Landlord in writing of such desire and Landlord will have the right, in its sole and absolute discretion, to either (a) approve such requested increase in the number or parking spaces allocated to Tenant (with an appropriate increase to the additional rent payable by Tenant for such additional spaces based on the then prevailing parking rates), or (b) disapprove such requested increase in the number of parking spaces allocated to Tenant. Promptly following receipt of Tenant's written request, Landlord will provide Tenant with written notice of its decision including a statement of any adjustments to the additional rent payable by Tenant for parking under the Lease, if applicable.
(d)  GENERAL PROVISIONS. Except as otherwise expressly set forth in
Subparagraph 1(s), Landlord reserves the right to set and increase monthly fees and/or daily and hourly rates for parking privileges from time to time during the Term of the Lease. Landlord may assign any unreserved and unassigned parking spaces and/or make all or any portion of such spaces reserved, if Landlord reasonably determines that it is necessary for orderly and efficient parking or for any other reasonable reason. Failure to comply with any terms and conditions of this Lease applicable to parking (other than failure to pay parking charges) may be treated by Landlord as a default under this Lease. In the event of a failure to pay rent for any particular parking spaces, landlord may elect to recapture such parking spaces for the balance of the Term of this Lease if Tenant does not cure such failure within the applicable cure period set forth in Paragraph 22 of this Lease. In such event, Tenant and Tenant's Authorized Users will be deemed visitors for purposes of parking space use and will be entitled to use only those parking areas specifically designated for visitor parking subject to all provisions of this Lease applicable to such visitor parking use. Except in connection with an assignment or sublease expressly permitted under the terms of this Lease, Tenant's parking rights and privileges described herein are personal to Tenant and may not be assigned or transferred, or otherwise conveyed, without Landlord's prior written consent, which consent Landlord may withhold at its sole and absolute discretion. In any event, under no circumstances may Tenant's parking rights and privileges be transferred, assigned or otherwise conveyed separate and apart from Tenant's interest in this Lease.
(e) COOPERATION WITH TRAFFIC MITIGATION MEASURES. Tenant agrees to use its reasonable, good faith efforts to cooperate in traffic mitigation programs which may be undertaken by Landlord independently, or in cooperation with local municipalities or governmental agencies or other property owners in the vicinity of the Building. Such programs may include, but will not be limited to, carpools, vanpools and other ridesharing programs, public and private transit, flexible work hours, preferential assigned parking programs and programs to coordinate tenants within the Development with existing or proposed traffic mitigation programs.
(f)   PARKING RULES AND REGULATIONS.  Tenant and Tenant's Authorized Users
shall comply with all rules and regulations regarding parking set forth in Exhibit "H" attached hereto and Tenant agrees to cause its employees,
----------
subtenants, assignees, contractors, suppliers, customers and invitees to comply with such rules and regulations. Landlord reserves the right from time to time to modify and/or adopt such other reasonable and non-discriminatory rules and regulations for the parking facilities as it deems reasonably necessary for the operation of the parking facilities.

33. FORCE MAJEURE. If either Landlord or Tenant is delayed, hindered in or prevented from the performance of any act required under this Lease by reason of strikes, lock-outs, labor troubles, inability to procure standard materials, failure of power, restrictive governmental laws, regulations or orders or governmental action or inaction (including failure, refusal or delay in issuing permits, approvals and/or authorizations which is not the result of the action or inaction of the party claiming such delay), riots, civil unrest or insurrection, war, fire, earthquake, flood or other natural disaster, unusual and unforeseeable delay which results from an interruption of any public utilities (e.g., electricity, gas, water, telephone) or other unusual and unforeseeable delay not within the reasonable control of the party delayed in performing work or doing acts required under the provisions of this Lease, then performance of such act will be excused for the period of the delay and the period for the performance of any such act will be extended for a period equivalent to the period of such delay. The provisions of this Paragraph 33 will not operate to excuse Tenant from prompt payment of rent or any other payments required under the provisions of this Lease.

34.  SIGNS. Landlord will designate the location on the Premises for one
Tenant identification sign. Tenant agrees to have Landlord install and maintain Tenant's identification sign in such designated location in accordance with this Paragraph 34 at Tenant's sole cost and expense. Tenant has no right to install Tenant identification signs in any other location in, on or about the Premises or the Development and will to display or erect any other signs, displays or other advertising materials that are visible from the exterior of the Building or from within the Building in any interior or exterior common areas. The size, design, color and other physical aspects of any and all permitted sign(s) will be subject to (i) Landlord's written approval prior to installation, which approval may be withheld in Landlord's discretion, (ii) any covenants, conditions or restrictions governing the Premises, and (iii) any applicable municipal or governmental permits and approvals. Tenant will be solely responsible for all costs for installation, maintenance, repair and removal of any Tenant identification sign(s). If Tenant fails to remove Tenant's sign(s) upon termination of this Lease and repair any damage caused by such removal, Landlord may do so at Tenant's sole cost and expense. Tenant agrees to reimburse Landlord for all costs incurred by Landlord to effect any installation, maintenance or removal on Tenant's account, which amount will be deemed additional rent, and my include, without limitation, all sums disbursed, incurred or deposited by Landlord including Landlord's costs, expenses and actual attorneys' fees with interest thereon at the Interest Rate from the date of Landlord's demand until paid by Tenant. Any sign rights granted to Tenant under this Lease are personal to Tenant and may not be assigned, transferred or otherwise conveyed to any assignee or subtenant of Tenant without Landlord's prior written consent, which consent Landlord may withhold in its sole and absolute discretion.

35. LIMITATION ON LIABILITY. In consideration of the benefits accruing hereunder, Tenant on behalf of itself and all successors and assigns of Tenant covenants and agrees that, in the event of any actual or alleged failure, breach or default hereunder by Landlord: (a) Tenant's recourse against Landlord for monetary damages will be limited to Landlord's interest in the Building including, subject to the prior rights of any Mortgagee, Landlord's interest in the rents of the Building and any insurance proceeds payable to Landlord; (b) Except as may be necessary to secure jurisdiction of the partnership or company, no partner or member of Landlord shall be sued or named as a party in any suit or action and no services of process shall be made against any partner or member of Landlord; (c) No partner or member of Landlord shall be required to answer or otherwise plead to any service of process; (d) No judgment will be taken against any partner or member of Landlord and any judgment taken against any partner or member of

Landlord may be vacated and set aside at any time after the fact; (e) No writ or execution will be levied against the assets of any partner or member of Landlord; (f) The obligations under this Lease do not constitute personal obligations of the individual members, partners, directors, officers or shareholders of Landlord, and Tenant shall not seek recourse against the individual members, partners, directors, officers or shareholders of Landlord or any of their personal assets for satisfaction of any liability in respect of the Lease; and (g) These covenants and agreements are enforceable both by Landlord and also by any partner or member of Landlord.

36. FINANCIAL STATEMENTS. Prior to the execution of this Lease by Landlord and at any time during the Term of this Lease upon ten (10) days prior written notice from Landlord, Tenant agrees to provide Landlord with a current financial statement for Tenant and any guarantors of Tenant and financial statements fro the two (2) years prior to the current financial statement year for Tenant and any guarantors of Tenant. Such statements are to be prepared in accordance with generally accepted accounting principles and, if such is the normal practice of Tenant, audited by an independent certified public accountant.
37. QUIET ENJOYMENT. Landlord covenants and agrees with Tenant that upon Tenant paying the rent required under this Lease and paying all other charges and performing all of the covenants and provisions on Tenant's part to be observed and performed under this Lease, Tenant may peaceably and quietly have, hold and enjoy the Premises in accordance with this Lease without the hindrance or molestation by Landlord or its employees or agents.

38.  MISCELLANEOUS.
(a) CONFLICT OF LAWS. This Lease shall be governed by and construed solely pursuant to the laws of the State, without giving effect to choice of law principles thereunder.
(b) SUCCESSORS AND ASSIGNS. Except as otherwise provided in this Lease, all of the covenants, conditions and provisions of this Lease shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, personal representatives, successors and assigns.
(c) PROFESSIONAL FEES AND COSTS. If either Landlord or Tenant should bring any suit against the other with respect to this Lease, then all costs and expenses, including without limitation, actual professional fees and costs such as appraisers', accountants' and attorneys' fees and costs, incurred by the party which prevails such action, whether by final judgment or out of court settlement, shall be paid by the other party, which obligation on the part of the other party shall be deemed to have accrued on the date of the commencement of such action and shall be enforceable whether or not the action is prosecuted to judgment. As used herein, attorneys' fees and costs shall include, without limitation, attorneys' fees, costs and expenses incurred in connection with any
(i) postjudgment motions; (ii) contempt proceedings; (iii) garnishment, levy, and debtor and third party examination; (iv) discovery; and (v) bankruptcy litigation.

(d) TERMS AND HEADINGS. The words "Landlord" and "Tenant" as used herein shall include the plural as well as the singular. Words used in any gender shall include other genders. The paragraph headings of this Lease are not a part of this Lease and shall have no effect upon the construction or interpretation of any part hereof.
(e) TIME. Time is of the essence with respect to the performance of every provision of this Lease in which time performance is a factor.

(f) PRIOR AGREEMENT; AMENDMENTS. This Lease constitutes and is intended by the parties to be a final, complete and exclusive statement of their entire agreement with respect to the subject matter of this Lease. This Lease supercedes any and all prior and contemporaneous agreements and understandings of any kind relating to the subject matter of this Lease. There are no other agreements, understandings, representations, warranties, or statements, either oral or in written form, concerning the subject matter of this Lease. No alteration, modification, amendment or interpretation of this Lease shall be binding on the parties unless contained in a writing which is signed by both parties.
(g) SEPARABILITY. The provisions of this Lease shall be considered separable such that if any provision or part of this Lease is ever held to be invalid, void or illegal under any law or ruling, all remaining provisions of this Lease shall remain in full force and effect to the maximum extent permitted by law.
(h) RECORDING. Neither Landlord nor Tenant shall record this Lease nor a short form memorandum thereof without the consent of the other.
(i) COUNTERPARTS. This Lease may be executed in one or more counterparts, each of which shall be constitute an original and all of which shall be one and the same agreement.
(j) NONDISCLOSURE OF LEASE TERMS. Tenant acknowledges and agrees that the terms of this Lease are confidential and constitute proprietary information of Landlord. Disclosure of the terms could adversely affect the ability of Landlord to negotiate other leases and impair Landlord's relationship with other tenants. Accordingly, Tenant agrees that it, and its partners, officers, directors, employees, agents and attorneys, shall not intentionally and voluntarily disclose the terms of this Lease to any newspaper or other publication or any other tenant or apparent prospective tenant of the Building or other portion of the Development, or real estate agent, either directly or indirectly, without the prior written consent of Landlord, provided, however, that Tenant may disclose the terms to prospective subtenants or assignees under this Lease.
(k) NONDISCRIMINATION. Tenant acknowledges and agrees that there shall be no discrimination against, or segregation of, any person, group of persons, or entity on the basis of race, color, creed, religion, age, sex, marital status, national origin, or ancestry in the leasing, subleasing, transferring, assignment, occupancy, tenure, use, or enjoyment of the Premises, or any portion thereof.

39.  EXECUTION OF LEASE.
(a) JOINT AND SEVERAL OBLIGATIONS. If more than one person executes this Lease as Tenant, their execution of this Lease will constitute their covenant and agreement that (i) each of them is jointly and severally liable for the keeping, observing and performing of all of the terms, covenants, conditions, provisions and agreements of this Lease to be kept, observed and performed by Tenant, and (ii) the term "Tenant" as used in this Lease means and includes each of them jointly and severally. The act of or notice fro, or notice or refund to, or the signature of any one or more of them, with respect to the tenancy of this Lease, including, but not limited to, any renewal, extension, expiration, termination or modification of this Lease, will be binding upon each and all of the persons executing this Lease as Tenant with the same force and effect as if each and all of them had so acted or so given or received such notice or refund or so signed.
(b) TENANT AS CORPORATION OR PARTNERSHIP. If Tenant executes this Lease as a corporation or partnership, then Tenant and the persons executing this Lease on behalf of Tenant represent and warrant that such entity is duly qualified and in good standing to do business in California and that the individuals executing this Lease on Tenant's behalf are duly authorized to execute and deliver this Lease on its behalf, and in the case of a corporation, in accordance with a duly adopted resolution of the board of directors of Tenant, a copy of which is to be delivered to Landlord on execution hereof, if requested by Landlord, and in accordance with the by-laws of Tenant, and, in the case of a partnership, in accordance with the partnership agreement and the most current amendments thereto, if any, copies of which are to be delivered to Landlord on execution hereof, if requested by Landlord, and that this Lease is binding upon Tenant in accordance with its terms.
(c)  EXAMINATION OF LEASE. Submission of this instrument by Landlord to
Tenant for examination or signature by Tenant does not constitute a reservation of or option for lease, and it is not effective as a lease or otherwise until execution by and delivery to both Landlord and Tenant.

IN WITNESS WHEREOF, the parties have caused this Lease to be duly executed by their duly authorized representatives as of the date first above written.


TENANT:                                       LANDLORD:

ENTERPRISE PROFIT SOLUTIONS                   WORLD TRADE CENTER BUILDING, INC.,
CORPORATION,                                  a corporation
a Delaware corporation
                                              By:  CB Richard Ellis, Inc.
                                              a Delaware corporation,
                                              Its Authorized Agent
By: /s/ David H. Hoffman
   -------------------------------
Print Name:  David Hoffman
           -----------------------
Print Title: CEO                              By: /s/ Barry A Katz
            ----------------------               -------------------------------
                                                 Print Name:  Barry A Katz
                                                            --------------------
                                                 Print Title: Managing Partner
                                                             -------------------

By:  /s/ David Ghlen
   -------------------------------
Print Name:   David Ghlen
           -----------------------
Print Title: (illegible)
            ----------------------

                                ADDENDUM TO LEASE
                                -----------------


     This ADDENDUM is attached to, made a part of, incorporated into and amends
and supplements that certain Office Building Lease dated          ,      (the
"Lease"), by and between WORLD TRADE CENTER BUILDING, INC., a corporation ("Landlord"), and ENTERPRISE PROFIT SOLUTIONS CORPORATION, a Delaware corporation ("Tenant").

40.  OPTION TO EXTEND.
(a) Subject to the terms of this Paragraph 40 and Paragraph 41, entitled "Option," Landlord hereby grants to Tenant the option (the "Extension Option") to extend the Term of this Lease with respect to the entire Premises for one (1) additional period of five (5) years (the "Option Term"), in the same terms, covenants and conditions as provided for in this Lease during the initial Lease Term, except that (i) Tenant shall have no further extension rights, and (ii) all economic terms such as, without limitation, Monthly Base Rent, an Operating Expense Allowance, if any, parking charges, etc., shall be established based on the "fair market rental rate" for the Premises for the Option Term as defined and determined in accordance with the provisions of this Paragraph 40 below.
(b) The Extension Option must be exercised, if at all, by written notice ("Extension Notice") delivered by Tenant to Landlord no later than the due date which is two hundred seventy (270) days, and no earlier than the date which is one (1) year, prior to the expiration of the then current Term of this Lease.
(c) The term "fair market rental rate" as used in this Addendum shall mean the annual amount per rentable square foot, projected during the relevant period, that a willing, financially comparable, non-equity, renewal tenant (excluding sublease and assignment transactions) would pay, and a willing, institutional landlord of a comparable quality office building located in the John Wayne Airport area ("Comparison Area") would accept, at arm's length (what Landlord is accepting in current transactions for the Building may be considered), for space comparable in size, quality and floor height as the leased area at issue taking into account items that professional real estate brokers customarily consider, including, but not limited to, rental rates, office space availability, tenant size, tenant improvement allowances, operating expenses and allowance, parking charges and any other economic matters then being charged by Landlord or the lessor off such similar office buildings.
(d) Landlord's determination of fair market rental rate shall be delivered to Tenant in writing not later than thirty (30) days following Landlord's receipt of Tenant's Extension Notice. Tenant will have thirty (30) days ("Tenant's Review Period") after receipt of Landlord's notice of the fair market rental rate within which to accept such fair market rental rate or to object thereto in writing. Tenant's failure to object to the fair market rental rate submitted by Landlord in writing within Tenant's Review Period will conclusively be deemed Tenant's approval and acceptance thereof. If Tenant objects to the fair market rental rate submitted by Landlord within Tenant's Review Period, then Landlord and Tenant will attempt in good faith to agree upon such fair market rental rate using their best good faith efforts. If Landlord and Tenant fail to reach agreement on such fair market rental rate within fifteen (15) days following the expiration of Tenant's Review Period (the "Outside Agreement Date"), then each party's determination will be submitted to appraisal in accordance with the provisions below.

(e) (i) Landlord and Tenant shall each appoint one independent, unaffiliated real estate broker (referred to herein as an "appraiser" even though only a broker) who has been active over the five (5) year period ending on the date of such appointment in the leasing of high-rise office space in the Comparison Area. Each such appraiser will be appointed within thirty (30) days after the Outside Agreement Date.
(ii) The two (2) appraisers so appointed will within fifteen (15) days of the date of the appointment of the last appointed appraiser agree upon and appoint a third appraiser who shall be qualified under the same criteria set forth hereinabove for qualification of the initial two (2) appraisers.

(iii) The determination of the appraisers shall be limited solely to the issue of whether Landlord's or Tenant's last proposed (as of the Outside Agreement Date) new Monthly Base Rent for the Premises is the closest to the actual new Monthly Base Rent for the Premises as determined by the appraisers, taking into account the requirements of Paragraph (c) and this Paragraph (e) regarding same.
(iv) The three (3) appraisers shall within thirty (30) days of the appointment of the third appraiser reach a decision as to whether the parties shall use Landlord's or Tenant's submitted new Monthly Base Rent, and shall notify Landlord and tenant thereof.
(v) The decision of the majority of the three (3) appraisers shall be binding upon Landlord and Tenant and neither party will have the right to reject the determination or undo the exercise of the Extension Option. The cost of each party's appraiser shall be the responsibility of the party selecting such appraiser, and the cost of the third appraiser (or arbitration, if necessary) shall be shared equally by Landlord and Tenant.
(vi) If either Landlord or Tenant fails to appoint an appraiser within the time period in Paragraph (e)(i) herein above, the appraiser appointed by one of them shall reach a decision, notify Landlord and Tenant thereof and such appraiser's decision shall be binding upon Landlord and Tenant and neither party will have the right to reject the determination or undo the exercise of the Extension Option.
(vii) If the two (2) appraisers fail to agree and appoint a third appraiser, both appraisers shall be dismissed and the matter to be decided shall be forthwith submitted to binding arbitration under the provisions of the American Arbitration Association.
(viii) In the event that the new Monthly Base Rent is not established prior to end of the initial Term of the Lease, the Monthly Base Rent immediately payable at the commencement of the Option Term shall be the Monthly Base Rent determined by Landlord. Notwithstanding the above, once the fair market rental is determined in accordance with this section, the parties shall settle any overpayment on the next Monthly Base Rent payment date falling not less than thirty (30) days after such determination.

41.  OPTION.
(a) As used in this Paragraph, the word "Option" means the Extension Option pursuant to Paragraph 40 herein.
(b) The Option is personal to the original Tenant executing this Lease and may be exercised only by the original Tenant executing this Lease while occupying the entire Premises and without the intent of thereafter, assigning this Lease or subletting the Premises and may not be exercised or be assigned, voluntarily or involuntarily, by any person or entity other than the original Tenant executing this Lease. The Option is not assignable separate and apart from this Lease, nor may the Option be separated from this

Lease in any manner, either by reservation or otherwise.

(c) Tenant shall have no right to exercise the Option, notwithstanding any provision of the grant of Option to the contrary, and Tenant's exercise of the Option may be nullified by Landlord and deemed of no further force and effect, if (i) Tenant shall be in default of any monetary obligation or material non-monetary obligation under the terms of this Lease as of Tenant's exercise of the Option or at any time after the exercise of such Option and prior to the commencement of the Option event, or (ii) Landlord has given Tenant two (2) or more notices of default, whether or not such defaults are subsequently cured, during any twelve (12) consecutive month period.

                                    SITE PLAN
                                    ---------



                                [graphic shown]



                               KOLL CENTER IRVINE

                                OUTLINE OF FLOOR

                                PLAN OF PREMISES
                                ----------------


                                [graphic shown]



                                   Suite 1170
                               3875 Rentable S.F.

                   RENTABLE SQUARE FEET AND USABLE SQUARE FEET
                   -------------------------------------------

1. The term "Rentable Square Feet" as used in the Lease will be deemed to include: (a) with respect to the Premises, the usable area of the Premises determined in accordance with the Method fro Measuring Floor Area in Office Buildings, ANSI Z65.1-1996 (the "BOMA Standard"), plus a pro rata portion of the main lobby area on the ground floor and all elevator machine rooms, electrical and telephone equipment rooms and mail delivery facilities and other areas used by all tenants of the Building, if any, plus (i) for single tenancy floors, all the area covered by the elevator lobbies, corridors, special stairways, restrooms, mechanical rooms, electrical rooms and telephone closets on such floors, or (ii) for multiple tenancy floors, a pro-rata portion of all of the area covered by the elevator lobbies, corridors, special stairways, restrooms, mechanical rooms, electrical rooms and telephone closets on such floor; and (b) with respect to the Building, the total rentable area for all floors in the Building computed in accordance with the provisions of Subparagraph 1(a) above. In calculating the "Rentable Square Feet" of the Premises or the Building, the area contained within the exterior walls of the Building stairs, fire towers, vertical ducts, elevator shafts, flues, vents, stacks and major pipe shafts will be excluded.

2.   The term "Usable Square Feet" as used in Exhibit "C" with respect to the
                                              ----------
Premises, if applicable, will be deemed to include the usable area of the Premises as determined in accordance with the BOMA Standard.

3. For purposes of establishing Tenant's Percentage, Tenant's Operating Expense Allowance, and Monthly Base Rent a shown in Paragraph 1 of the Lease, the number of Rentable Square Feet of the Premises is deemed to be as set forth in Subparagraph 1(g) of the Lease, and the number of Rentable Square Feet of the Building is deemed to be as set forth in Subparagraph 1(f) of the Lease. For purposes of establishing the amount of the Tenant Improvement Allowance in Exhibit "C" (if applicable), the number of Usable Square Feet of the Premises is
----------
deemed to be as set forth in Subparagraph 1(g). From time to time at Landlord's option, Landlord's architect may redetermine the actual number of Rentable Square Feet of the Premises, and the Building, and the actual number of Usable Square Feet of the Premises respectively, based upon the criteria set forth in Paragraph 1 and Paragraph 2 above, which determination will be conclusive, and thereupon Tenant's Percentage, Tenant's Operating Expense Allowance, Monthly Base Rent and (if applicable) the Tenant Improvement Allowance will be adjusted accordingly.


                                  EXHIBIT "B"
                                  -----------
                                      -1-

                              WORK LETTER AGREEMENT
                              ---------------------
                                   [ALLOWANCE]

This WORK LETTER AGREEMENT ("Work Letter Agreement") is entered into as of the
      day of          ,      by and between WORLD TRADE CENTER BUILDING, INC., a
corporation ("Landlord"), and ENTERPRISE PROFIT SOLUTIONS CORPORATION, a Delaware corporation ("Tenant").

                                 R E C I T A L S
                                 - - - - - - - -

A. Concurrently with the execution of this Work Letter Agreement, Landlord and Tenant have entered into a lease (the "Lease") covering certain premises (the "Premises") more particularly described in Exhibit "A" attached to the Lease. All terms not defined herein have the same meaning as set forth in the Lease. To the extent applicable, the provisions of the Lease are incorporated herein by this reference.

B. In order to induce Tenant to enter into the Lease and in consideration of the mutual covenants hereinafter contained, Landlord and Tenant agree as follows:

1.   TENANT IMPROVEMENTS. As used in the Lease and this Work Letter
Agreement, the term "Tenant Improvements") or "Tenant Improvement Work" means those items of general tenant improvement construction shown on the Final Plans (described in Paragraph 4 below), more particularly described in Paragraph 5 below.

2. WORK SCHEDULE. Within ten (10) days after the execution of this Lease, Landlord will deliver to Tenant, for Tenant's review and approval, a schedule ("Work Schedule") which will set forth the timetable for the planning and completion of the installation of the Tenant Improvements and the Commencement Date of the Lease. The Work Schedule will set forth each of the various items of work to be done or approval to be given by Landlord and Tenant in connection with the completion of the Tenant Improvements. The Work Schedule will be submitted to Tenant for its approval, which approval Tenant agrees not to unnecessarily withhold, and, once approved by both Landlord and Tenant, the Work Schedule will become the basis for completing the Tenant Improvements. All plans and drawings required by this Work Letter Agreement and all work performed pursuant thereto are to be prepared and performed in accordance with the Work Schedule. Landlord may, from time to time during construction of the Tenant Improvements, modify the Work Schedule as Landlord reasonably deems appropriate. If Tenant fails to approve the Work Schedule, as it may be modified after discussions between Landlord and Tenant within five (5) business days after the date the Work Schedule is first received by Tenant, the Work Schedule shall be deemed to be approved by Tenant as submitted or Landlord may, at its option, terminate the Lease upon written notice to Tenant.

3. CONSTRUCTION REPRESENTATIVES. Landlord hereby appoints the following person(s) as Landlord's representative ("Landlord's Representative") to act for Landlord in all matters covered by this Work Letter Agreement: Scott Sheridan.
                                                                ==============

                                  EXHIBIT "C"
                                  -----------
                                      -1-

Tenant hereby appoints the following person(s) as Tenant's representative ("Tenant's Representative") to act for Tenant in all matters covered by this
Work Letter Agreement:                                                   .
                      ---------------------------------------------------

All communications with respect to the matters covered by this Work Letter Agreement are to be made to Landlord's Representative or Tenant's Representative , as the case may be, in writing in compliance with the notice provisions of the Lease. Either party may change its representative under this Work Letter Agreement at any time by written notice to the other party in compliance with the notice provisions of the Lease.

4.   TENANT IMPROVEMENT PLANS.

(a)  PREPARATION OF SPACE PLANS. In accordance with the Work Schedule,
Tenant agrees to meet with Landlord's architect and/or space planner for the purpose of promptly preparing preliminary space plans for the layout of Premises ("Space Plans"). The Space Plans are to be sufficient to convey the architectural design of the Premises and layout of the Tenant Improvements therein and are to be submitted to Landlord in accordance with the Work Schedule for Landlord's approval. If Landlord reasonably disapproves any aspect of the Space Plans, Landlord will advise Tenant in writing of such disapproval and the reasons therefor in accordance with the Work Schedule for Landlord's approval. If Landlord reasonably disapproves any aspect of the Space Plans, Landlord will advise Tenant in writing of such disapproval and the reasons therefor in accordance with the Work Schedule. Tenant will then submit to Landlord for Landlord's approval, in accordance with the Work Schedule, a redesign of the Spaced Plans incorporating the revisions reasonably required by Landlord.

(b) PREPARATION OF FINAL PLANS. Based on the approved Space Plans, and in accordance with the Work Schedule, Landlord's architect will prepare complete architectural plans, drawings and specifications and complete engineered mechanical, structural and electrical working drawings for all of the Tenant Improvements for the Premises (collectively, the "Final Plans"). The Final Plans will show: (a) the subdivision (including partitions and walls), layout, lighting, finish and decoration work (including carpeting and other floor coverings) for the Premises; (b) all internal and external communications and utility facilities which will require conduiting or other improvements from the base Building shell work and/or within common areas; and (c) all other specifications for the Tenant Improvements. The Final Plans will be submitted to Tenant for signature to confirm that they are consistent with the Space Plans. If Tenant reasonably disapproves any aspect of the Final Plans based on any inconsistency with the Space Plans, Tenant agrees to advise Landlord in writing of such disapproval and the reasons therefor within the time frame set froth in the Work Schedule. In accordance with the Work Schedule, Landlord will then cause Landlord's architect to redesign the Final Plans incorporating the revisions reasonably requested by Tenant so as to make the Final Plans consistent with the Space Plans.

(c) REQUIREMENTS OF TENANT'S FINAL PLANS. Tenant's Final Plans will include locations and complete dimensions, and the Tenant Improvements, as shown on the Final Plans, will: (i) be compatible with the Building shell and with the design, construction and equipment of the Building; (ii) if not comprised of the Building Standards set forth in the written description thereof, (the "Standards"), then compatible with and of at least equal quality as the Standards and

                                  EXHIBIT "C"
                                  -----------
                                      -2-
approved by Landlord; (iii) comply with all applicable laws, ordinances, rules and regulations of all governmental authorities having jurisdiction, and all applicable insurance regulations; (iv) not require Building service beyond the level normally provided to other tenants in the Building and will not overload the Building floors; and (v) be of a nature and quality consistent with the overall objectives of Landlord for the Building, as determined by Landlord in its reasonable but subjective discretion.

(d)  SUBMITTAL OF FINAL PLANS. Once approved by Landlord and Tenant,
Landlord's architect will submit the Final Plans to the appropriate governmental agencies for plan checking and the issuance of a building permit. Landlord's architect, with Tenant's cooperation, will make changes to the Final Plans which are requested the applicable governmental authorities to obtain the building permit. After approval of the Final Plans not further changes may be made without the prior written approval of both Landlord and Tenant, and then only after agreement by Tenant to pay any excess costs resulting from the design and/or construction of such changes. Tenant hereby acknowledges that any such changes will be subject to the terms of Paragraph 10 below.

(e) CHANGES TO SHELL OF BUILDING. If the Final Plans or any amendments thereof or supplement thereto shall require changes in the Building shell, the increased cost of the Building shell work caused by such changes will be paid for by Tenant or charged against the "Allowance" described in Paragraph 5 below.

(f) WORK COST ESTIMATE AND STATEMENT. Prior to the commencement of construction of any of the Tenant Improvements shown on the Final Plans, Landlord will submit to Tenant a written estimate of the cost to complete the Tenant Improvement Work, which written estimate will be based on the Final Plans taking into account any modifications which may be required to reflect changes in the Final Plans required by the City or County in which the Premises are located (the "Work Cost Estimate"). Tenant will either approve the Work Cost Estimate or disapprove specific items and submit to Landlord revisions to the Final Plans to reflect deletions of and/or substitutions for such disapproved items. Submission and approval of the Work Cost Estimate will proceed in accordance with the Work Schedule. Upon Tenant's approval of the Work Cost Estimate (such approved Work Cost Estimate to be hereinafter known as the "Work Cost Statement"), Landlord will have the right to purchase materials and to commence the construction of the items included in the Work Cost Statement pursuant to Paragraph 6 hereof. If the total costs reflected in the Work Cost Statement exceed the Allowance described in Paragraph 5 below, Tenant agrees to pay such excess, as additional rent, within five (5) business days after Tenant's approval of the Work Cost Estimate. Throughout the course of construction, any differences between the estimated Work Cost in the Work Cost Statement and the actual Work Cost will be determined by Landlord and appropriate adjustments and payments by Landlord or Tenant, as the case may be, will be made within five (5) business days thereafter.

5.   PAYMENT FOR TENANT IMPROVEMENTS.

(a) ALLOWANCE. Landlord hereby grants to Tenant a tenant improvement allowance of $10.00 per Usable Square Foot of the Premises (the "Allowance").
             ------
The Allowance is to be used only for:


                                  EXHIBIT "C"
                                  -----------
                                      -3-

(i) Payment of the cost of preparing the Space Plans and the Final Plans, including mechanical, electrical, plumbing and structural drawings and of all other aspects necessary to complete the Final Plans. The Allowance will not be used for the payment of extraordinary design work not consistent with the scope of the Standards (i.e., above-standard design work) or for payments to any other consultants, designers or architects other than Landlord's architect and/or Tenant's architect.

(ii) The payment of plan check, permit and license fees relating to construction of the Tenant Improvements.

(iii) Construction of the Tenant Improvements, including, without limitation, the following:

(aa) Installation within the Premises of all partitioning, doors, floor coverings, ceilings, wall coverings and painting, millwork and similar items;

(bb) All electrical wiring, lighting fixtures, outlets and switches, and other electrical work necessary for the Premises;

(cc) The furnishing and installation of all duct work, terminal boxes, diffusers and accessories necessary for the heating, ventilation and air conditioning systems within the Premises, including the cost of meter and key control for after-hour air conditioning;

(dd) Any additional improvements to the Premises required for Tenant's use of the Premises including, but not limited to, odor control, special heating, ventilation and air conditioning, noise or vibration control, or other special systems or improvements.

(ee) All fire and life safety control systems such as fire walls, sprinklers, halon, fire alarms, including piping, wiring and accessories, necessary for the Premises;

(ff) All plumbing, fixtures, pipes and accessories necessary for the Premises;

(gg) Testing and inspection costs; and

(hh) Fees for Landlord's tenant improvement coordinator in the amount of five percent (5%) of the actual Work Cost, and fees for the contractor including, but not limited to, fees and costs attributable to general conditions.

(iv) All other costs to be expended by Landlord in the construction of the Tenant Improvements, including those costs incurred by Landlord for construction of elements of the Tenant Improvements in the Premises, which construction was performed by Landlord prior to the execution of this Lease by Landlord and Tenant and which construction is for the benefit of tenants and is customarily performed by Landlord prior the execution of Leases for space in the Building for reasons of economics (examples of such construction would include, but not be limited to, the extension of mechanical [including heating, ventilating and air conditioning systems] and electrical distribution systems outside the core of the Building, wall construction,


                                  EXHIBIT "C"
                                  -----------
                                      -4-
column enclosures and painting outside of the core of the Building, ceiling hanger wires and window treatment).

(b) EXCESS COSTS. The cost of each item referenced in Paragraph 5(a) above shall be charged against the Allowance. If the Work Cost exceeds the Allowance, Tenant agrees to pay to Landlord such excess including fees for the contractor and Landlord's standard five percent (5%) fee for the tenant improvement coordinator associated with the supervision of such excess work prior to the commencement of construction within five (5) business days after invoice therefor (less any sums previously paid by Tenant for such excess pursuant to the Work Cost Estimate). In no event will the allowance be used to pay for Tenant's furniture, artifacts, equipment, telephone systems or any other item of personal property which is not affixed to the Premises.

(c) CHANGES. If, after the Final Plans have been prepared and the Work Cost Estimate has been established, Tenant requires any changes or substitutions to the Final Plans, any additional costs related thereto including fees for the contractor and Landlord's standard five percent (5%) fee for the tenant improvement coordinator associated with the supervision of such changes or substitutions are to be paid by Tenant to Landlord prior to the commencement of construction of the Tenant Improvements. Any changes to the Final Plans will be approved by Landlord and Tenant in the manner set forth in Paragraph 4 above and will, if necessary, require the Work Cost Statement to be revised and agreed upon between Landlord and Tenant in the manner set forth in Subparagraph 4(f) above. Landlord will have the right to decline Tenant's request for a change to the Final Plans if such changes are inconsistent with the provisions of Paragraph 4 above, or if the change would unreasonably delay construction of the Tenant Improvements and the Commencement Date of the Lease.

(d) GOVERNMENT COST INCREASES. If increases in the cost of the Tenant Improvements as set forth in the Work Cost Statement are due to requirements of any governmental agency, Tenant agrees to pay Landlord the amount of such increase including fees for the contractor and Landlord's standard five percent (5%) fee for the tenant improvement coordinator associated with the supervision of such additional work within five (5) days of Landlord's written notice; provided, however, that Landlord will first apply toward any such increase any remaining balance of the Allowance.

(e) UNUSED ALLOWANCE AMOUNTS. Any unused portion of the Allowance upon completion of the Tenant Improvements will not be refunded to Tenant or be available to Tenant as a credit against any obligations of Tenant under the Lease unless Tenant has paid for excess costs as described in Subparagraphs 5(b), 5(c) or 5(d), in which case the unused Allowance may be applied toward such excess cost amounts and paid to Tenant.

6.   CONSTRUCTION OF TENANT IMPROVEMENTS. Until Tenant approves the Final
Plans and Work Cost Statement, Landlord will be under no obligation to cause the construction of any Tenant Improvements. Following Tenant's approval of the Work Statement described in Subparagraph 4(f) above and upon Tenant's payment of the total amount by with such Work Statement exceeds the Allowance, if any, Landlord's contractor will commence and diligently proceed with the construction of the Tenant Improvements, subject to Tenant Delays (as described in Paragraph 9 below) and Force Majeure Delays (as described in Paragraph 10 below).


                                  EXHIBIT "C"
                                  -----------
                                      -5-

7. FREIGHT/CONSTRUCTION ELEVATOR. Landlord will, consistent with its obligation to other tenants in the Building, if appropriate and necessary, make the freight/construction elevator reasonably available to Tenant in connection with initial decorating, furnishing and moving into the Premises. Tenant agrees to pay for any after-hours staffing of the freight/construction elevator, if needed.

8.   COMMENCEMENT DATE AND SUBSTANTIAL COMPLETION.

(a) COMMENCEMENT DATE. The Term of the Lease will commence on the date (the "Commencement Date") which is the earlier of: (i) the date Tenant moves into the Premises to commence operation of its business in all or any portion of the Premises; or (ii) the date the Tenant Improvements have been "substantially completed" (as described below); provided, however, that if substantial completion of the Tenant Improvements is delayed as a result of any Tenant Delays described in Paragraph 9 below, then the Commencement Date as would otherwise have been established pursuant to this Subparagraph 8(a)(ii) will be accelerated by the number of days of such Tenant Delays.

(b)  SUBSTANTIAL COMPLETION; PUNCH-LIST. For purposes of Subparagraph
8(a)(ii) above, the Tenant Improvements will be deemed to be "substantially completed" when Landlord's contractor certifies in writing to Landlord and Tenant that Landlord: (a) is able to provide Tenant with reasonable access to the Premises; (b) has substantially performed all of the Tenant Improvement Work required to be performed by Landlord under this Work Letter Agreement, other than decoration and minor "punch list" type items and adjustments which do not materially interfere with Tenant's access to or use of the Premises; and (c) has obtained a temporary certificate of occupancy or other required equivalent approval from the local government authority permitting occupancy of the Premises. Within ten (10) days after receipt of such certificate from Landlord's contractor, Tenant will conduct a walk-through inspection of the Premises with Landlord and provide to Landlord a written punch-list specifying those decoration and other punch-list items which require completion, which items Landlord will thereafter diligently complete.

(c) DELIVERY OF POSSESSION. Landlord agrees to deliver possession of the Premises to Tenant when the Tenant Improvements have been substantially completed in accordance with Subparagraph (b) above. The parties estimate that Landlord will deliver possession of the Premises to Tenant and the Term of this Lease will commence on or before the estimated commencement date set forth in the Work Schedule delivered to Tenant pursuant to Paragraph 2 above (the "Projected Commencement Date"). Landlord agrees to use its commercially reasonable efforts to cause the Premises to be substantially completed on or before the Projected Commencement Date. Tenant agrees that if Landlord is unable to deliver possession of the Premises to Tenant prior to the Projected Commencement Date, the lease will not be void or voidable, nor will Landlord be liable to Tenant for any loss or damage resulting therefrom, but if such late delivery is due to Landlord's fault or due to any "Force majeure Delay(s), then
as   Tenant's sole remedy, the Commencement Date and the Expiration date of the
Term will be extended one (1) day for each day Landlord is delayed in delivering possession of the Premises. to Tenant.


                                  EXHIBIT "C"
                                  -----------
                                      -6-

(d) EARLY ENTRY. Notwithstanding the fact that the Lease Term has not commenced, Landlord agrees to permit Tenant to enter the Premises up to two (2) weeks prior to the Commencement Date in order to commence the installation of equipment and personal property. Such entry shall be subject to all of the conditions set forth in this paragraph below. Such early entry is conditioned upon Tenant and its contractors, employees, agents and invitees working in harmony and not interfering with Landlord and its contractors and Landlord may immediately terminate such early entry in the event of any such interference. Tenant agrees that any such early entry is subject to the terms and conditions of this Lease, except for those relating to the payment of rent and other recurring monetary obligations which have a specific commencement time, which provisions will become applicable in accordance with the terms of this Lease. Without limiting the generality of the foregoing, such early occupancy shall be conditioned upon Tenant first delivering to Landlord the items described in Paragraph 4(a) of this Lease and Tenant shall be specifically bound by the terms of Paragraph 8(Use), 18 (Assumption of Risk and Indemnification) and 19 (Insurance) of this Lease during such early entry period.

9.   TENANT DELAYS. For purposes of this Work Letter Agreement, "Tenant
Delays" means any delay in the completion of the Tenant Improvements resulting from any or all of the following: (a) Tenant's failure to perform any of its obligations pursuant to this Work Letter Agreement, including any failure to complete, on or before the due date therefor, any action item which is Tenant's responsibility pursuant to the Work Schedule delivered by Landlord to Tenant pursuant to this Work Letter Agreement; (b) Tenant's changes to Space Plans or Final Plans after Landlord's approval thereof; (c) Tenant's requests for materials, finishes, or installations which are not readily available or which are incompatible with the Standards; (d) any delay of Tenant in making payment to Landlord for Tenant's share of the Work Cost; or (e) any other act or failure to act by Tenant, Tenant's employees, agents, architects, independent contractors, consultants and/or any other person performing or required to perform services on behalf of Tenant.

10. FORCE MAJEURE DELAYS. For purposes of this Work Letter, "Force Majeure Delays" means any actual delay in the construction of the Tenant Improvements, which is beyond the reasonable control of Landlord or Tenant, as the case may be, as described in Paragraph 33 of the Lease.


                                  EXHIBIT "C"
                                  -----------
                                      -7-

IN WITNESS WHEREOF, the undersigned Landlord and Tenant have caused this Work Letter Agreement to be duly executed by their duly authorized representatives as of the date of the Lease.


TENANT:                                    LANDLORD:

ENTERPRISE PROFIT SOLUTIONS                WORLD TRADE CENTER BUILDING, INC.,
CORPORATION,                               a corporation
a Delaware corporation
                                           By:  CB Richard Ellis, Inc.
                                           a Delaware corporation,
                                           Its Authorized Agent
By:  /s/ David Hoffman
   ---------------------------------
Print Name:   David Hoffman
           -------------------------
Print Title:  CEO                          By: /s/ Barry A Katz
            ------------------------          --------------------------------
                                              Print Name:   Barry A Katz
                                                         ---------------------
                                              Print Title:  Managing Partner
                                                          --------------------

By: /s/ David Ghlen
   ---------------------------------
Print Name:   David Ghlen
           -------------------------
Print Title:  (illegible)
            ------------------------



                                  EXHIBIT "C"
                                  -----------
                                      -7-

                           NOTICE OF LEASE TERM DATES
                           --------------------------
                             AND TENANT'S PERCENTAGE
                             -----------------------

To:
   -------------------------
----------------------------
----------------------------
Date:
     -----------------------


Re:     Lease dated                                         (the "Lease"),
                   -----------------------------------------
        between                              , Landlord, and
               ------------------------------               --------------------
                         , Tenant, concerning Suite      located at
        -----------------                          ------          -------------
                             (the "Premises")
        ---------------------

To Whom It May Concern:

In accordance with the subject Lease, we wish to advise and /or confirm as follows:

1. That the Premises have been accepted by the Tenant as being substantially complete in accordance with the subject Lease and that there is no deficiency in construction except as my be indicated on the "Punch-List" prepared by Landlord and Tenant, a copy of which is attached hereto.

2.     That the Tenant has possession of the subject Premises and acknowledges
that under the provision of the Lease the Commencement Date is                 ,
                                                              -----------------
and the Term of the Lease will expire on                    .
                                         -------------------
3.   That in accordance with the lease, rent commenced to accrue on            .
                                                                    -----------

4. If the Commencement Date of the Lease is other than the first day of the month, the first billing will contain a pro rata adjustment. Each billing thereafter will be for the full amount of the monthly installment as provided for in the Lease.

5. Rent is due and payable in advance on the first day of each and every month during he Term of the Lease. Your rent checks should be made payable to
at                                        .
  ----------------------------------------

6.     The number of Rentable Square Feet within the Premises is
                                                                ----------------
square feet as determined by Landlord's architect in accordance with the terms of the Lease.

7.     The number of Rentable Square Feet within the Building is
                                                                ----------------
square feet as determined by Landlord's architect in accordance with the terms of the Lease.

8.     Tenant's Percentage, as adjusted based upon the number of Rentable Square
Feet within the Premises, is        %.
                             -------


                                   EXHIBIT "D"
                                   -----------
                                      - 1 -

                                      LANDLORD:

                                      ----------------------------------------

                                      a
                                      ----------------------------------------

                                      By:
                                         -------------------------------------

                                         -------------------------------------

                                      By:
                                         -------------------------------------
                                         Print Name:
                                                    --------------------------
                                         Print Title:
                                                     -------------------------


                                   SAMPLE ONLY
                               [NOT FOR EXECUTION]


                                   EXHIBIT "D"
                                   -----------
                                      - 2 -

                        DEFINITION OF OPERATING EXPENSES
                        --------------------------------

     1.   Items included in Operating Expenses. The term "Operating Expenses" as
          ------------------------------------
               used in the Lease to which this Exhibit "E" is attached means: all costs and expenses of operation and maintenance of the Building and the Common Areas (as such terms are defined in the Lease), as determined by standard accounting practices, calculated assuming the Building is ninety-five percent (95%) occupied, including the following costs by way of illustration but not limitation, but excluding those items specifically set forth in Paragraph 3 below:

(a) Real Property Taxes and Assessments (as defined in Paragraph 2 below) and any taxes or assessments imposed in lieu thereof;

(b) any and all assessments imposed with respect to the Building pursuant to any covenants, conditions and restrictions affecting the Development, the Common Areas or the Building;

(c) water and sewer charges and the costs of electricity, heating, ventilating, air conditioning and other utilities;

(d) utilities surcharges and any other costs, levies or assessments resulting from statutes or regulations promulgated by any government or quasi-government authority in connection with the use, occupancy or alteration of the Building or the Premises or the parking facilities serving the building or the Premises;

(e)  costs of insurance obtained by Landlord;

(f)  waste disposal and janitorial services;

(g)  labor;

(h) costs incurred in the management of the Building, including, without limitation: (i) supplies, (ii) wages and salaries (and payroll taxes and similar government charges related thereto) of employees used in management, operation and maintenance of the Building, (iii) Building management office rental, supplies, equipment and related operating expenses, and (iv) a management/administrative fee determined as a percentage of the annual gross revenues of the Building exclusive of the proceeds of financing or a sale of the Building and an administrative fee for the management of the Development Common Area determined as a percentage of Development Common Area Operating Expenses;

(i) supplies, materials, equipment and tools including rental of personal property used for maintenance;

(j) repair and maintenance of the elevators and the structural portions of the Building, including the plumbing, ventilating, air-conditioning and electrical systems installed or furnished by Landlord;


                                   EXHIBIT "E"
                                   -----------
                                      - 1 -

(k)  maintenance, costs and upkeep of all parking and Development Common
Areas;

(l) depreciation on a straight line basis and rental of personal property used in maintenance;

(m) amortization on a straight line basis over the useful life (together with interest at the Interest Rate on the unamortized balance) of all capitalized expenditures which are (i) reasonably intended to produce a reduction in operating charges or energy consumption; or (ii) required under any governmantal law or regulation that was not applicable to the Building at the time it was originally constructed; or (iii) for replacement of any Building equipment needed to operate the Building at the same quality levels as prior to the replacement;

(n)  costs and expenses of gardening and landscaping;

(o)  maintenance of signs (other than signs of tenants of the Building);

(p) personal property taxes levied on or attributable to personal property used in connection with the Building or the Common Areas;

(q) reasonable accounting, audit, verification, legal and other consulting fees; and

(r) costs and expenses of repairs, resurfacing, repairing, maintenance, painting, lighting, cleaning, refuse removal, security and similar items, including appropriate reserves (amortized, if appropriate, as described in (m)
                               -----------------------------------------------
above.
-----

(s)  When calculating Operating Expenses for purposes of establishing
Tenant's Operating Expense Allowance, Operating Expenses shall not include Real Property Taxes and Assessments attributable to special assessments, charges, costs, or fees or due to modifications or changes in governmental laws or regulations including, but not limited to, the institution of a split tax roll, and shall exclude market-wide labor-rate increases due to extraordinary circumstances including, but not limited to, boycotts and strikes and utility increases due to extraordinary circumstances including, but not limited to, conservation surcharges, boycotts, embargoes or other shortages.

2.   Real Property Taxes and Assessments. The term "Real Property Taxes and
     -----------------------------------
Assessments", as used in this Exhibit "E", means: any form of assessment, license fee, business license fee, commercial rental tax, levy, charge, improvement bond, tax or similar imposition imposed by any authority having the direct power to tax, including any city, county, state or federal government, or any school, agricultural, lighting, drainage or other improvement or special assessment district thereof, as against any legal or equitable interest of Landlord in the Premises, Building, Common Areas or the Development (as such terms are defined in the Lease), adjusted to reflect an assumption that the Building is fully assessed for real property tax purposes as a completed building ready for occupancy, including the following by way of illustration but not limitation;

(a) any tax on Landlord's "right" to rent or "right" to other income from the Premises or as against Landlord's business of leasing the Premises;


                                   EXHIBIT "E"
                                   -----------
                                      - 2 -

(b) any assessment, tax, fee, levy or charge in substitution, partially or totally, of any assessment, tax, fee, levy or charge previously included within the definition of real property tax, it being acknowledged by Tenant and Landlord that Proposition 13 was adopted by the voters of the State of California in the June, 1978 election and that assessments, taxes, fees, levies and charges may be imposed by governmental agencies for such services as fire protection, street, sidewalk and road maintenance, refuse removal and for other governmental services formerly provided without charge to property owners or occupants. It is the intention of Tenant and Landlord that all such new and increased assessments, taxes, fees, levies and charges be included within the definition of "real property taxes" for the purposes of this Lease;

(c) any assessment, tax, fee, levy or charge allocable to or measured by the area of the Premises or other premises in the Building or the rent payable by Tenant hereunder or other tenants of the Building; including, without limitation, any gross receipts tax or excise tax levied by state, city or federal government, or any political subdivision thereof, with respect to the receipt of such rent, or upon or with respect to the possession, leasing, operation, management, maintenance, alteration, repair, use or occupancy by Tenant of the Premises, or any portion thereof but not on Landlord's other operations;

(d) any assessment, tax, fee, levy or charge upon this transaction or any document to which Tenant is a party, creating or transferring an interest or an estate in the Premises; and/or

(e) any assessment, tax, fee, levy or charge by any governmental agency related to any transportation plan, fund or system (including assessment districts) instituted within the geographic area of which the Building is a part.

Notwithstanding anything to the contrary contained in this Lease, the amount of Real Property Taxes and Assessments, included in the Operating Expense Allowance shall be calculated exclusive of any reduction achieved pursuant to the California Revenue and Taxation Code, Paragraph 51 ("Proposition 8 reduction"). If, in any year subsequent to the base year (the "Adjustment Year"), the amount of Real Property Taxes and Assessments decrease as a result of a Proposition 87 reduction, then for purposes of all subsequent years, including the year in which such decrease in Real Property Taxes and Assessments occurred, the Real Property Taxes and Assessments deemed attributable to the Operating Expense Allowance shall be decreased by an amount equal to the decrease in Real Property Taxes and Assessments in the Adjustment Year. Conversely, if the Real Property Taxes and Assessments thereafter are increased during any year subsequent to the Adjustment Year (the "Readjustment Year") as a result of Landlord's failure to secure a Proposition 8 reduction which is greater than or equal to the Proposition 9 reduction secured during the Adjustment Year, then for purposes of all subsequent years, including the year in which such increase in Real Property Taxes and Assessments occurred, the Real Property Taxes and Assessments deemed attributable to the Operating Expense Allowance shall be increased by an amount equal to the increase in Real Property Taxes and Assessments during such Readjustment Year which resulted from Landlord's failure to secure a Proposition 8 reduction greater than or equal to the Proposition 8 reduction secured during the Adjustment Year. Landlord and Tenant acknowledge that this paragraph is not intended to in any way affect (A) the statutory two percent (2.0%) annual increase in Real Property Taxes and Assessments (as such statutory increase may be modified by subsequent legislation), or (B) the inclusion of taxes


                                   EXHIBIT "E"
                                   -----------
                                      - 3 -
pursuant to the terms of Proposition 13, the inclusion of which taxes is governed by the terms of Paragraph 2(b) above.

3.   Items Excluded From Operating Expenses. Notwithstanding the provisions
     --------------------------------------
of Paragraphs 1 and 2 above to the contrary, "Operating Expenses" will not include:

(a) Landlord's federal or state income, franchise, inheritance or estate taxes;

(b)  any ground lease rental;

(c) costs incurred by Landlord for the repair of damage to the Building to the extent that Landlord is reimbursed by insurance or condemnation proceeds or by tenants, warrantors or other third persons;

(d) depreciation, amortization and interest payments, except as specifically provided herein, and except on materials, tools, supplies and vendor-type equipment purchased by Landlord to enable Landlord to supply services Landlord might otherwise contract for with a third party, where such depreciation, amortization and interest payments would otherwise have been included in the charge for such third party's services, all as determined in accordance with standard accounting practices;

(e) brokerage commissions, finders' fees, attorneys' fees, space planning costs and other costs incurred by Landlord in leasing or attempting to lease space in the Building;

(f) costs of a capital nature, including, without limitation, capital improvements, capital replacements, capital repairs, capital equipment and capital tools, all as determined in accordance with standard accounting practices; provided, however, the capital expenditures set forth in Subparagraph 1(m) above will in any event be included in the definition of Operating Expenses;

(g) interest, principal, points and fees on debt or amortization on any mortgage, deed of trust or other debt encumbering the Building or the Development;

(h) costs, including permit, license and inspection costs, incurred with respect to the installation of tenant improvements for tenants in the Building (including the original Tenant Improvements for the Premises), or incurred renovating or otherwise improving, decorating, painting or redecorating space for Tenants or other occupants of the Building, including space planning and interior design costs and fees;

(i) attorneys' fees and other costs and expenses incurred in connection with negotiations or disputes with present or prospective tenants or other occupants of the Building; provided, however, that Operating Expenses will include those attorneys' fees and other costs and expenses incurred in connection with negotiations, disputes or claims relating to items of Operating Expenses, enforcement of rules and regulations of the Building, and such other matters relating to the maintenance of standards required of Landlord under the Lease;


                                   EXHIBIT "E"
                                   -----------
                                      - 4 -

(j) except for the administrative/management fees described in Subparagraph 1(h) above, costs of Landlord's general corporate overhead;

(k) all items and services for which Tenant or any other tenant in the Building reimburses Landlord (other than through operating expense pass-through provisions);

(l) electronic power costs for which any tenant directly contracts with the local public service company; and

(m)  costs arising from Landlord's charitable or political contributions.


                                   EXHIBIT "E"
                                   -----------
                                      - 5 -

                      STANDARDS FOR UTILITIES AND SERVICES
                      ------------------------------------

The following standards for utilities and services are in effect. Landlord reserves the right to adopt nondiscriminatory modifications and additions hereto.

Subject to the terms and conditions of the Lease and provided Tenant remains in occupancy of the Premises, Landlord will provide or make available the following utilities and services:

1. Provide non-attended automatic elevator facilities Monday through Friday, except holidays, from 8 a.m. to 6 p.m., and have one elevator available for Tenant's use at all other times.

2. On Monday through Friday, except holidays, from 8 a.m. to 6 p.m. and on Saturday from 8 a.m. to 12 Noon (and at other times for a reasonable additional charge to be fixed by Landlord), ventilate the Premises and furnish air conditioning and heating on such days and hours, when in the reasonable judgment of Landlord it may be required for the comfortable occupancy of the Premises. The air conditioning system achieves maximum cooling when the window coverings are extended to the full length of the window opening and adjusted to a 45 angle upwards. Landlord will not be responsible for room temperatures if Tenant does not keep all window coverings in the Premises extended to the full length of the window opening and adjusted to a 45 angle upwards whenever the system is in operation. Tenant agrees to cooperate fully at all times with Landlord, and to abide by all reasonable regulations and requirements which Landlord may prescribe for the proper function and protection of said air conditioning system. Tenant agrees not to connect any apparatus, device, conduit or pipe to the chilled and hot water air conditioning supply lines of the Building. Tenant further agrees that neither Tenant nor its servants, employees, agents, visitors, licensees or contractors shall at any time enter the mechanical installations or facilities of the Building or the Development or adjust, tamper with, touch or otherwise in any manner affect said installations or facilities. The cost of maintenance and service calls to adjust and regulate the air conditioning system will be charged to Tenant if the need for maintenance work results from either Tenant's adjustment of room thermostats or Tenant's failure to comply with its obligations under this Exhibit, including keeping window coverings extended to the full length of the window opening and adjusted to a 45 angle upwards. Such work will be charged at hourly rates equal to the then-current journeyman's wages for air conditioning mechanics.

3. Landlord will make available to the Premises, 24 hours per day, seven days a week, electric current as required by the Building standard office lighting and fractional horsepower office business machines including copiers, personal computers and word processing equipment in an amount not to exceed six
(6) watts per square foot per normal business day. Tenant agrees, should its electrical installation or electrical consumption be in excess of the aforesaid quantity or extend beyond normal business hours, to reimburse Landlord monthly for the measured consumption at the average cost per kilowatt-hour charged to the Building during the period. If a separate meter is not installed at Tenant's cost, such excess cost will be established by an estimate agreed upon by Landlord and Tenant, and if the parties fail to agree, such cost will be established by an independent licensed engineer selected in Landlord's reasonable discretion, whose fee shall be shared equally by Landlord and Tenant. Tenant agrees not to use any


                                   EXHIBIT "F"
                                   -----------
                                      - 1 -
apparatus or device in, upon or about the Premises (other than standard office business machines, personal computers and word processing equipment) which may in any way increase the amount of such services usually furnished or supplied to said Premises, and Tenant further agrees not to connect any apparatus or device with wires, conduits or pipes, or other means by which such services are supplied, for the purpose of using additional or unusual amounts of such services without the written consent of Landlord. Should Tenant use the same to excess, the refusal on the part of Tenant to pay upon demand of Landlord the amount established by Landlord for such excess charge will constitute a breach of the obligation to pay rent under this Lease and will entitle Landlord to the rights therein granted for such breach. Tenant's use of electric current will never exceed the capacity of the feeders to the Building, or the risers or wiring installation and Tenants will not install or use or permit the installation or use of any computer or electronic data processing equipment in the Premises (except standard office business machines, personal computers and word processing equipment) without the prior written consent of Landlord.

4. Water will be available in public areas for drinking and lavatory purposes only, but if Tenant requires, uses or consumes water for any purpose in addition to ordinary drinking and lavatory purposes, of which fact Tenant constitutes Landlord to be the sole judge, Landlord may install a water meter and thereby measure Tenant's water consumption for all purposes. Tenant agrees to pay Landlord for the cost of the meter and the cost of the installation thereof and throughout the duration of Tenant's occupancy Tenant will keep said meter and installation equipment in good working order and repair at Tenant's own cost and expense, in default of which Landlord may cause such meter and equipment to be replaced or repaired and collect the cost thereof from Tenant. Tenant agrees to pay for water consumed, as shown on such meter, as and when the bills are rendered, and on default in making such payment, Landlord may pay such charges and collect the same from Tenant. Any such costs or expenses incurred, or payments made by Landlord for any of the reasons or purposes hereinabove stated will be deemed to be additional rent payable by Tenant and collectable by Landlord as such.

5. Landlord will provide janitor service to the Premises, provided the same are used exclusively as offices, and are kept reasonably in order by Tenant, and unless otherwise agreed to by Landlord and Tenant no other than persons approved by Landlord shall be permitted to enter the Premises for such purposes. If the Premises are not used exclusively as offices, they will be kept clean and in order by Tenant, at Tenant's expense, and to the satisfaction of Landlord, and by persons approved by Landlord. Tenant agrees to pay to Landlord the cost of removal of any of Tenant's refuse and rubbish to the extent that the same exceeds the refuse and rubbish usually attendant upon the use of the Premises as offices.

6. Landlord reserves the right to stop service of the elevator, plumbing, ventilation, air conditioning and electrical systems, when necessary, by reason of accident or emergency or for repairs, alterations or improvements, when in the judgment of Landlord such actions are desirable or necessary to be made, until said repairs, alterations or improvements shall have been completed, and Landlord will have no responsibility or liability for failure to supply elevator facilities, plumbing, ventilating, air conditioning or electric service, when prevented from so doing by strike or accident or by any cause beyond Landlord's reasonable control, or by laws, rules, orders, ordinances, directions, regulations or by reason of the requirements of any federal, state, county or municipal authority or failure of gas, oil or other suitable fuel supply or inability


                                   EXHIBIT "F"
                                   -----------
                                      - 2 -
by exercise of reasonable diligence to obtain gas, oil or other suitable fuel supply. It is expressly understood and agreed that any covenants on Landlord's part to furnish any services pursuant to any of the terms, covenants, conditions, provisions or agreements of this Lease, or to perform any act or thing fro the benefit of Tenant, will not be deemed breached if Landlord is unable to furnish or perform the same by virtue of a strike or labor trouble or any other cause whatsoever beyond Landlord's control.


                                   EXHIBIT "F"
                                   -----------
                                      - 3 -

                              ESTOPPEL CERTIFICATE
                              --------------------

The undersigned,                                             ("Tenant"), hereby
                --------------------------------------------
certifies to                                        , as follows:
            ----------------------------------------

1.     Attached hereto is a true, correct and complete copy of that certain
lease dated                    , between                              , a
            -------------------          -----------------------------
                     ("Landlord") and Tenant (the "Lease"), regarding the
--------------------
premises located at                                     (the "Premises").
                   -------------------------------------
The Lease is now in full force and effect and has not been amended, modified or supplemented, except as set forth in Paragraph 4 below.

2.     The Term of the Lease commenced on                              ,
                                         ------------------------------
-------.

3.     The Term of the Lease will expire on                              ,
                                            -----------------------------
-------.

     4.   The Lease has (initial one)

(          ) not been amended, modified, supplemented, extended, renewed or
 ----------
assigned.
(          ) been amended, modified, supplemented, extended, renewed or assigned
 ----------
by the following described terms or agreements, copies of which are attached hereto:

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

5.   Tenant has accepted and is now in possession of the Premises.

6.   Tenant and Landlord acknowledge that Landlord's interest in the Lease
will be assigned to                                    and that no modification,
                    ----------------------------------
adjustment, revision or cancellation of the Lease or amendments thereto shall be
effective unless written consent of                               is obtained,
                                    ------------------------------
and that until further notice, payments under the Lease may continue as heretofore.

7.   The amount of Monthly Base Rent is $                            .
                                         ----------------------------

8.   The amount of Security Deposit (if any) is $                      . No
                                                 ----------------------
other security deposits have been made except as follows:

-------------------------------------------------------------------------------

-----------------------------------------.

9. Tenant is paying the full lease rental which ahs been paid in full as of the date hereof. No rent or other charges under the Lease have been paid for more than thirty (30) days in advance of its due date except as follows:

-------------------------------------------------------------------------------

------------------------------------------.


                                  EXHIBIT "G"
                                      -1-

10.  All work required to be performed by Landlord under the Lease has been
completed except as follows:                                             .
                            ---------------------------------------------

11.  There are no defaults on the part of the Landlord or Tenant under the
Lease except as follows:                                                  .
                        --------------------------------------------------

12. Neither Landlord nor Tenant has any defense as to its obligations under the Lease and claims no set-off or counterclaim against the other party except as follows:
           ------------------------------------------------------------------

-----------------------------------------------------------------------------.

13. Tenant has no right to any concession (rental or otherwise) or similar compensation in connection with renting the space it occupies other than as provided in the Lease except as follows:
                                        -----------------------------------

--------------------------------------------------------------------------.

14. All provisions of the Lease and the amendments thereto (if any) referred to above are hereby ratified.

The foregoing certification is made with the knowledge that
                                                            -------------------
                          is relying upon the representations herein made in
--------------------------
funding a loan to Landlord in Purchasing the Premises.

IN WITNESS WHEREOF, this certificate has been duly executed and delivered by the
authorized officers of the undersigned as of                       ,           .
                                             ---------------------- -----------

TENANT:

----------------------------------
a
 ---------------------------------

            SAMPLE ONLY
By:                                                 [NOT FOR EXECUTION]
   -----------------------------------------
   Print Name:
              ------------------------------
   Print Title:
               -----------------------------


By:
   -----------------------------------------
   Print Name:
              ------------------------------
   Print Title:
               -----------------------------


                                  EXHIBIT "G"
                                      -2-

                              RULES AND REGULATIONS
                              ---------------------

A.     General Rules and Regulations.  The following rules and regulations
       -----------------------------
govern the use of the Building and the Development Common Areas. Tenant will be bound by such rules and regulations and agrees to cause Tenant's Authorized
                                               --
Users, its employees, subtenants, assignees, contractors, suppliers, customers and invitees to observe the same.

1. Except as specifically provided in the Lease to which these Rules and Regulations are attached, no sign, placard, picture, advertisement, name or notice may be installed or displayed on any part of the outside or inside of the Building or the Development without the prior written consent of Landlord. Landlord will have the right to remove, at Tenant's expense and without notice, any sign installed or displayed in violation of this rule. All approved signs or lettering on doors and walls are to be printed, painted, affixed or inscribed at the expense of Tenant and under the direction of Landlord by a person or company designated or approved by Landlord.

2. If Landlord objects in writing to any curtains, blinds, shades, screens or hanging plants or other similar objects attached to or used in connection with any window or door of the Premises, or placed on any windowsill, which is visible from the exterior of the Premises, Tenant will immediately discontinue such use. Tenant agrees not to place anything against or near glass partitions or doors or windows which may appear unsightly from outside the Premises including from within any interior common areas.

3. Tenant will not obstruct any sidewalks, halls, passages exits, entrances, elevators, escalators, or stairways of the Development. The halls, passages, exits, entrances, elevators and stairways are not open to the general public, but are open, subject to reasonable regulations, to Tenant's business invitees. Landlord will in all cases retain the right to control and prevent access thereto of all persons whose presence in the reasonable judgment of Landlord would be prejudicial to the safety, character, reputation, and interest of the Development and its tenants, provided that nothing herein contained will be construed to prevent such access to persons with whom any tenant normally deals in the ordinary course of its business, unless such persons are engaged in illegal or unlawful activities. No tenant and no employee or invitee of any tenant will go upon the roof of the Building.

4. Tenant will not obtain for use on the Premises, ice, drinking water, food, food vendors, beverage, towel or other similar services or accept barbering or bootblacking service upon the Premises, except at such reasonable hours and under such reasonable regulations as may be fixed by Landlord. Landlord expressly reserves the right to absolutely prohibit solicitation, canvassing, distribution of handbills or any other written material, peddling, sales and displays of products, goods and wares in all portions of the Development except as may be expressly permitted under the Lease. Landlord reserves the right to restrict and regulate the use of the common areas of the Development and Building by invitees of tenants providing services to tenants on a periodic or daily basis including food and beverage vendors. Such restrictions may include limitations on time, place, manner and duration of access to Tenant's premises for such purposes. Without limiting the foregoing, Landlord may require that such parties use service elevators, halls, passageways and stairways for such purposes to preserve access within the Building for tenants and the general public.

5. Landlord reserves the right to require tenants to periodically provide Landlord with a written list of any and all business invitees which periodically or regularly provide goods and services to such tenants at the premises. Landlord reserves the right to preclude all vendors from entering or conducting business within the Building and the Development if such vendors are not listed on a tenant's list of requested vendors.

6. Landlord reserves the right to exclude from the Building between the hours of 6 p.m. and 8 a.m. the following business day, or such other hours as may be established from time to time by Landlord, and on Sundays and legal holidays, any person unless that person is known to the person or employee in charge of the Building or has a pass or is properly identified. Tenant will be responsible for all persons for whom it requests passes and will be liable to Landlord for all acts of such persons. Landlord will not be liable for damages for any error with regard to the admission to or exclusion from the Building of any person. Landlord reserves the right to prevent access to the Building in case of invasion, mob, riot, public excitement or other commotion by closing the doors or by other appropriate action.

7. The directory of the Building or the Development will be provided exclusively for the display of the name and location of tenants only and Landlord reserves the right to exclude any other names therefrom.

8. All cleaning and janitorial services for the Development and the Premises will be provided exclusively through Landlord, and except with the written consent of Landlord, no person or persons other than those approved by Landlord will be employed by Tenant or permitted to enter the Development for the purpose of cleaning the same. Tenant will not cause any unnecessary labor by carelessness or indifference to the good order and cleanliness of the Premises.

9. Landlord will furnish Tenant, free of charge, with two keys to each entry door lock in the Premises. Landlord may make a reasonable charge for any additional keys. Tenant shall not make or have made additional keys, and Tenant shall not alter any lock or install any new additional lock or bolt on any door of the Premises. Tenant, upon the termination of its tenancy, will deliver to Landlord the keys to all doors which have been furnished to Tenant, and in the event of loss of any keys so furnished, will pay Landlord therefor.

10. If Tenant requires telegraphic, telephonic, burglar alarm, satellite dishes, antennae or similar services, it will first obtain Landlord's approval and comply with, Landlord's reasonable rules and requirements applicable to such services, which may include separate licensing by, and fees paid to, Landlord.

11. Freight elevator(s) will be available for use by all tenants in the Building, subject to such reasonable scheduling as Landlord, in its discretion, deems appropriate. No equipment, materials, furniture, packages, supplies, merchandise or other property will be received in the

Building or carried in the elevators except between such hours and in such elevators as may be designated by Landlord. Tenant's initial move in and subsequent deliveries of bulky items, such as furniture, sales and similar items will, unless otherwise agreed in writing by Landlord, be made during he hours of 6:00 p.m. to 6:00 a.m. or on Saturday or Sunday. Deliveries during normal business hours shall be limited to normal office supplies and other small items. No deliveries will be made which impede or interfere with other tenants or the operation of the Building.

12. Tenant will not place a load upon any floor of the Premises which exceeds the load per square foot which such floor was designed to carry and which is allowed by law. Landlord will have the right to reasonably prescribe the weight, size and position o fall safes, heavy equipment, files, materials, furniture or other property brought into the Building. Heavy objects will, if considered necessary by Landlord, stand on such platforms as determined by Landlord to be necessary to properly distribute the weight, which platforms will be provided at Tenant's expense. Business machines and mechanical equipment belonging to Tenant, which cause noise or vibration that may be transmitted to the structure of the Building or to any space therein to such a degree as to be objectionable to any tenants in the Building or Landlord, are to be placed and maintained by Tenant, at Tenant's expense, on vibration eliminators or other devises sufficient to eliminate noise or vibration. Tenant will be responsible for all structural engineering required to determine structural load, as well as the expense thereof. The persons employed to move such equipment in or out of the Building must be reasonably acceptable to Landlord. Landlord will not be responsible for loss of, or damage to, any such equipment or other property from any cause, and all damage done to the Building by maintaining or moving such equipment or other property will be repaired at the expense of Tenant.

13. Tenant will not use or keep in the Premises any kerosene, gasoline or inflammable or combustible fluid or material other than those limited quantities necessary for the operation or maintenance of office equipment. Tenant will not use or permit to be used in the Premises any foul or noxious gas or substance, or permit or allow the Premises to be occupied or used in a manner offensive or objectionable to Landlord or other occupants of the Building by reason of noise, odors or vibrations, nor will Tenant bring into or keep in or about the Premises any birds or animals.

14. Tenant will not use any method of heating or air conditioning other than that supplied by Landlord without Landlord's prior written consent.

15. Tenant will not waste electricity, water or air conditioning and agrees to cooperate fully with Landlord to assure the most effective operation of the Building's heating and air conditioning and to comply with any governmental energy-saving rules, laws or regulations of which Tenant has actual notice, and will refrain from attempting to adjust controls. Tenant will keep corridor doors closed, and shall keep all window coverings pulled down.

16. Landlord reserves the right, exercisable without notice and without liability to Tenant, to change the name and street address of the Building. Without the prior written consent of Landlord, which Landlord may deny with or without cause, Tenant will not use the name, photograph or likeness of the Building or the Development in connection with or in promoting or advertising the business of Tenant except at Tenant's address.

17. Tenant will close and lock the doors of its Premises and entirely shut off all water faucets or other water apparatus, and lighting or gas before Tenant and its employees leave the Premises. Tenant will be responsible for any damages or injuries sustained by other tenants or occupants of the Building or by Landlord for noncompliance with this rule.

18. The toilet rooms, toilets, urinals, wash bowls and other apparatus will not be used for any purpose other than that for which they were constructed and no foreign substance of any kind whatsoever shall be thrown therein. The expense of any breakage, stoppage or damage resulting from any violation of this rule will be borne by the tenant who, or whose employees or invitees, break this rule. Cleaning of equipment of any type is prohibited. Shaving is prohibited.

19. Tenant will not sell, or permit the sale at retail of newspapers, magazines, periodicals, theater tickets or any other goods or merchandise to the general public in or on the Premises. Tenant will not use the Premises for any business or activity other than that specifically provided for in this Lease. Tenant will not conduct, nor permit to be conducted, either voluntarily or involuntarily, any auction upon the Premises without first having obtained Landlord's prior written consent, which consent Landlord may withhold in its sole and absolute discretion.

20. Tenant will not install any radio or television antenna, loudspeaker, satellite dishes or other devices on the roof(s) or exterior walls of the Building or the Development. Tenant will not interfere with radio or television broadcasting or reception from or in the Development or elsewhere.

21. Except for the ordinary hanging of pictures and wall decorations, Tenant will not mark, drive nails, screw or drill into the partitions, woodwork or plaster or in any way deface the Premises or any part thereof, except in accordance with the provisions of the Lease pertaining to alterations. Landlord reserves the right to direct electricians as to where and how telephone and telegraph wires are to be introduced to the Premises. Tenant will not cut or bore holes for wires. Tenant will not affix any floor covering to the floor of the Premises in any manner except as approved by Landlord. Tenant shall repair any damage resulting from noncompliance with this rule.

22. Tenant will not install, maintain or operate upon the Premises any vending machines without the written consent of Landlord.

23. Landlord reserves the right to exclude or expel from the Development any person who, in Landlord's judgment, is intoxicated or under the influence of liquor or drugs or who is in violation of any of the Rules and Regulations of the Building.

24. Tenant will store all its trash and garbage within its Premises or in other facilities provided by Landlord. Tenant will not place in any trash box or receptacle any material which cannot be disposed of in the ordinary and customary manner of trash and garbage disposal. All garbage and refuse disposal is to be made in accordance with directions issued from time to time by Landlord.

25. The Premises will not be used for lodging or for the storage of merchandise held for sale to the general public, or for lodging or for manufacturing of any kind, nor shall the Premises be used for any improper, immoral or objectionable purpose. No cooking will be done or permitted on the Premises without Landlord's consent, except the use by Tenant of Underwriters' Laboratory approved equipment for brewing coffee, tea, hot chocolate and similar beverages shall be permitted, and the use of a microwave oven for employees' use will be permitted, provided that such equipment and its use is in accordance with all applicable federal, state, county and city laws, codes, ordinances, rules and regulations.

26. Neither Tenant nor any of its employees, agents, customers and invitees may use in any space or in the public halls of the Building or the Development any had truck except those equipped with rubber tires and side guards or such other material-handling equipment as Landlord may approve. Tenant will not bring any other vehicles of any kind to the Building.

27. Tenant agrees to comply with all safety, fire protection and evacuation procedures and regulations established by Landlord or any governmental agency.

28. Tenant assumes any and all responsibility for protecting its Premises from theft, robbery and pilferage, which includes keeping doors locked and other means of entry to the Premises closed.

29. To the extent Landlord reasonably deems it necessary to exercise exclusive control over any portions of the Common Areas for the mutual benefit of the tenants in the Building or the Development, Landlord may do so subject to reasonable, non-discriminatory additional rules and regulations.

30. Landlord may prohibit smoking in the Building and my require Tenant and any of its employees, agents, clients, customers, invitees and guests who desire to smoke, to smoke within designated smoking areas within the Development.

31. Tenant's requirements will be attended to only upon appropriate application to Landlord's asset management office for the Development by an authorized individual of Tenant. Employees of Landlord will not perform any work or do anything outside of their regular duties unless under special instructions from Landlord, and no employee of Landlord will admit any person (Tenant or otherwise) to any office without specific instructions from Landlord.

32. These Rules and Regulations are in addition to, and will not be construed to in any way modify or amend, in whole or in part, the terms, covenants, agreements and conditions of the Lease. Landlord may waive any one or more of these Rules and Regulations for the benefit of Tenant or any other tenant, but no such waiver by Landlord will be construed as a waiver of such Rules and Regulations in favor of Tenant or any other tenant, nor prevent Landlord from thereafter enforcing any such Rules and Regulations against any or all of the tenants of the Development.

33. Landlord reserves the right to make such other and reasonable and non-discriminatory Rules and Regulations as, in its judgment, may from time to time be needed for safety and security, for care and cleanliness of the Development and for the preservation of good order therein. Tenant agrees to abide by all such Rules and Regulations herein above stated and any additional reasonable and non-discriminatory rules and regulations which are adopted. Tenant is responsible for the observance of all of the foregoing rules by Tenant's employees, agents, clients, customers' invitees and guests.

B.     Parking Rules and Regulations.  The following rules and regulations
       -----------------------------
govern the use of the parking facilities which serve the Building. Tenant will be bound by such rules and regulations and agrees to cause its employees, subtenants, assignees, contractors, suppliers, customers and invitees to observe the same:

1. Tenant will not permit or allow any vehicles that belong to or are controlled by Tenant or Tenant's employees, subtenants or customers or invitees to be loaded, unloaded or parked in areas other than those designated by Landlord for such activities. No vehicles are to be left in the parking areas overnight and no vehicles are to be parked in the parking areas other than normally sized passenger automobiles, motorcycles and pick-up trucks. No extended term storage of vehicles is permitted.

2. Vehicles must be parked entirely within painted stall lines of a single parking stall.

3.     All directional signs and arrows must be observed.

4. The speed limit within all parking areas shall be five (5) miles per hour.

5. Parking is prohibited: (a) in areas not striped for parking; (b) in aisles or on ramps; (c) where "no parking" signs are posted; (d) in cross-hatched areas; and (e) in such other areas as may be designated from time to time by Landlord or Landlord's parking operator.

6. Landlord reserves the right, without cost or liability to Landlord, to tow any vehicle if such vehicle's audio theft alarm system remains engaged for an unreasonable period of time.

7. Washing, waxing, cleaning or servicing of any vehicle in any area not specifically reserved for such purpose is prohibited.

8. Landlord may refuse to permit any person to park in the parking facilities who violates these rules with unreasonable frequency, and any violation of these rules shall subject the violator's car to removal, at such car owner's expense. Tenant agrees to use its best efforts to acquaint its employees, subtenants, assignees, contractors, suppliers, customers and invitees with these parking provisions, rules and regulations.

9. Parking stickers, access cards, or any other device or form of identification supplied by Landlord as a condition of use of the parking facilities shall remain the property of Landlord. Parking identification devices, if utilized by Landlord, must be displayed as requested and may not be mutilated in any manner. The serial number of the parking identification device may not be obliterated. Parking identification devices, if any, are not transferable and any device in the possession of an unauthorized holder will be void. Landlord reserves the right to refuse the sale of monthly stickers or other parking identification devices to Tenant or any of its agents, employees or representatives who willfully refuse to comply with these rules and regulations and all unposted city, state or federal ordinances, laws or agreements.

10. Loss or theft of parking identification devices or access cards must be reported to the management office in the Development immediately, and a lost or stolen report must be filed by the Tenant or user of such parking identification device or access card at the time. Landlord has the right to exclude any vehicle from the parking facilities that does not have a parking identification device or valid access card. Any parking identification device or access card which is reported lost or stolen and which is subsequently found in the possession of an unauthorized person will be confiscated and the illegal holder will be subject to prosecution.

11. All damage or loss claimed to be the responsibility of Landlord must be reported, itemized in writing and delivered to the management office located within the Development within ten (10) business days after any claimed damage or loss occurs. Any claim not so made is waived. Landlord is not responsible for damage by water or fire, or for the acts or omissions of others, or for articles left in vehicles. In any event, the total liability of Landlord, if any, is limited to Two Hundred Fifty Dollars ($250.00) for all damages or loss to any car. Landlord is not responsible for loss of use.

12. The parking operators, managers or attendants are not authorized to make or allow any exceptions to these rules and regulations, without the express written consent of Landlord. Any exceptions to these rules and regulations made by the parking operators, managers or attendants without the express written consent of Landlord will not be deemed to have been approved by Landlord.

13. Landlord reserves the right, without cause or liability to Landlord, to tow any vehicles which are used or parked in violation of these rules and regulations.

14. Landlord reserves the right from time to time to modify and/ or adopt such other reasonable and non-discriminatory rules and regulations for the parking facilities as it deems reasonably necessary for the operation of the parking facilities.

                            INDEMNIFICATION AGREEMENT
                            -------------------------

     This Indemnity Agreement (this "Agreement"), is entered into as of October 1, 2002 between Transworld Benefits, Inc. ("Transworld") and DHR International, Inc., ("DHR").

                                    RECITALS

     WHEREAS, Enterprise Profit Solutions Corporation ("EPS") and Transworld) have entered into a sublease of the real estate commonly known as 18201 Von Karmen Avenue, Suite 1170, Irvine, California (the "Premises");

     WHEREAS, DHR has purchased certain assets of EPS and is in possession of the Premises;

     WHEREAS, DHR is paying the rent on the Premises to the Master Landlord;

     AND WHEREAS, DHR seeks to have Transworld make payments under the sublease to the order of DHR;

     NOW THEREFORE, the parties agree as follows:

     1. Transworld agrees to make payments of rent under the sublease directly to and to the order of DHR.

     2. DHR agrees to indemnify and hold harmless Transworld against any and all losses, claims, damages, obligations, penalties, judgments, awards, liabilities, costs, expenses and disbursements resulting from any payments of rent under the sublease to DHR.

     3. If any action, suit, proceeding or investigation is commenced, as to which Transworld proposes to demand indemnification, Transworld agrees to notify DHR with reasonable promptness; provided, however, that any failure by Transworld to notify DHR shall not relieve DHR from its obligations hereunder except to the extent that the DHR is materially prejudiced thereby.

     4. If DHR so elects, or is requested by Transworld, DHR will assume the defense of such action, suit, proceeding or investigation, including the employment of counsel reasonably acceptable to Transworld, and the payment of the reasonable fees and disbursements of such counsel.

     IN WITNESS WHEREOF, the parties hereto have entered into this Indemnity Agreement effective as of the date first written above.

TRANS WORLD BENEFITS INC.                  DHR INTERNATIONAL. INC.

BY: /s/ Charles C. Seven                   BY:  /s/ David Hoffman
   ------------------------                   --------------------------

TITLE:        CEO                          TITLE:        CEO
       --------------------                      -----------------------

                  AMENDMENT NO. 1 TO OFFICE BUILDING LEASE AND
                  --------------------------------------------
                         CONSENT OF LANDLORD TO SUBLEASE
                         -------------------------------

     WORLD TRADE CENTER BUILDING, INC., a corporation ("Landlord" or "Master Landlord"), is the current landlord under that certain Office Building Lease dated February 14, 2000 (the "Lease" or the "Master Lease"), entered into by and between ENTERPRISE PROFIT SOLUTIONS CORPORATION, a Delaware corporation ("Tenant" or "Sublessor"), as tenant, and Master Landlord, as landlord, pursuant to which Sublessor currently leases certain space commonly known as 18201 Von Karman, Suite 1170, Irvine, California (the "Premises") as more particularly depicted in the Master Lease. Master Landlord hereby consents to the sublease of the entire Premises by Sublessor to TRANS WORLD BENEFITS, INC., a Nevada corporation ("Sublessee") on the terms stated herein.

     Master Landlord's consent is not intended, and shall not be construed (i) to modify or to otherwise affect any of the provisions of the Master Lease, or to release Sublessor from any of its obligations and duties under the Master Lease, (ii) as a waiver of any of Master Landlord's rights under the Master Lease, (iii) as an authorization or a consent by Master Landlord to any assignment of the interest of Sublessor in the Master Lease or to the further subleasing of the Premises, and/or (iv) as binding or obligating Master Landlord in any manner whatsoever with respect to any of the covenants, undertakings, representations, warranties or agreements contained in that certain Sublease entered into by and between Sublessor and Sublessee and dated May 16, 2002 (the "Sublease Agreement").

     Notwithstanding the foregoing, it is a condition to Master Landlord's consent to the Sublease Agreement that Sublessee's occupancy of the Premises and the Sublease Agreement are subject to the following:

     (i) Sublessee's occupancy of the applicable portion of the Premises and the Sublease Agreement will be subject and subordinate to the Master Lease and to all mortgages which are secured, in whole or in part, by the Premises;

     (ii) Master Landlord may enforce the provisions of the Sublease Agreement directly against Sublessee

     (iii) Sublessor's agreement to increase the Security Deposit held by Master Landlord pursuant to Section 7 of the Master Lease by $10,075.00 concurrently with Sublessor's execution hereof (provided that if Sublessor timely makes all payments of rent under the Master Lease for the twelve [12] consecutive months immediately following the full execution hereof, Landlord shall return such additional Security Deposit to Tenant within thirty [30] days thereafter); and

     (iv) in the event of termination of the Master Lease for any reason whatsoever, including, without limitation, a voluntary surrender or default by Sublessor, or in the event of any re-entry or repossession of the Premises by Master Landlord, Master Landlord may, at its option, either (a) terminate the Sublease Agreement and Sublessee's occupancy of the Premises, or (b) take over all of the right, title and interest of Sublessor, as sublandlord, under the Sublease Agreement, in which case the Sublessee will attorn to Master Landlord, but that nevertheless Master Landlord will not (1) be liable for any previous act or omission of Sublessor under the Sublease Agreement, (2) be subject to any defense or offset previously accrued in favor of the Sublessee against Sublessor, or (3) be bound by any previous prepayment by Sublessee of more than one month's rent.

                         [NO FURTHER TEXT ON THIS PAGE]

This Amendment No. 1 to Office Building Lease and Consent of Landlord to Sublease has been executed this ______ day of September, 2002.

                                WORLD TRADE CENTER BUILDING, INC.,
                                a corporation

                                By:  CB Richard Ellis, Inc.,
                                     a Delaware corporation,
                                     Its Authorized Agent


                                By:
                                   ---------------------------------------------
                                   Print Name:
                                              ----------------------------------
                                     Print Title:
                                                 -------------------------------


The undersigned Sublessor and Sublessee referred to hereinabove hereby acknowledge and accept the terms and conditions of this Amendment No. 1 to Office Building Lease and Consent of Landlord to Sublease.

                                Sublessor:

                                    ENTERPRISE PROFIT SOLUTIONS
                                    CORPORATION, a Delaware corporation

                                    By:  /s/ David Hoffman
                                       -----------------------------------------
                                       Name: David Hoffman
                                            ------------------------------------
                                       Its:  CEO
                                           -------------------------------------


                                Sublessee:

                                    TRANS WORLD BENEFITS, INC.,
                                    a Nevada corporation


                                    By:  /s/ Charles C. Seven
                                       -----------------------------------------
                                       Name: Charles C. Seven
                                            ------------------------------------
                                       Its:  CEO
                                           -------------------------------------

                                    By:
                                       -----------------------------------------
                                       Name:
                                            ------------------------------------
                                       Its:
                                           -------------------------------------